UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Acushnet Holdings Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

ACUSHNET HOLDINGS CORP.

2026 Proxy Statement

Titleist
1

Date June 8, 2026

Time 9:00 a.m. EDT

Location Live webcast

April 17, 2026
Dear Acushnet Stockholder:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Acushnet Holdings Corp. to be held on June 8, 2026, beginning at 9:00 a.m. Eastern Daylight Time. For your convenience, the Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You may attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/GOLF2026. Details regarding how to attend and the business to be conducted at the Annual Meeting are included in the accompanying Notice of Annual Meeting and proxy statement.
Proxy materials, which include a Notice of Internet Availability of Proxy Materials, proxy statement and proxy card, accompany this letter. The enclosed proxy statement is first being mailed or made available to stockholders of Acushnet Holdings Corp. on or about April 17, 2026. We have also enclosed our 2025 Annual Report.
Your vote is important to us and our business. Even if you plan to attend the Annual Meeting, we encourage you to sign, date and return the proxy card in the enclosed envelope or to vote by internet or telephone according to the instructions in the enclosed proxy statement.
Thank you for your continued support of Acushnet Holdings Corp.
Sincerely,
David E. Maher
President and Chief Executive Officer

Notice of 2026 Annual Meeting of Stockholders

Date June 8, 2026

Time 9:00 a.m. EDT

Location Live webcast

April 17, 2026
The 2026 Annual Meeting of Stockholders of Acushnet Holdings Corp. will be held at 9:00 a.m. Eastern Daylight Time on June 8, 2026. You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/GOLF2026. You will need your 16-Digit Control Number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting. The Annual Meeting will be held for the following purposes:

1	To elect as directors the following nominees recommended by the Board of Directors: Leanne Cunningham, Gregory Hewett, Ho Yeon (Aaron) Lee, David Maher, Jan Singer, Steven Tishman, Yoon Soo (Gene) Yoon and Keun Chang (Kevin) Yoon;
2	To approve, in a non-binding advisory vote, the compensation paid to the named executive officers;
3	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026; and
4	To conduct any other business properly brought before the meeting.
Only stockholders of record at the close of business on April 14, 2026, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A list of such stockholders will be open to examination, during regular business hours, by any stockholders for at least ten days prior to the Annual Meeting at our offices at 333 Bridge Street, Fairhaven, Massachusetts 02719. Stockholders holding a majority of the voting power of the issued and outstanding shares of the Company entitled to vote, present or represented by proxy, at the Annual Meeting will constitute a quorum.
By Order of the Board of Directors,
Tessa N. Judge
Executive Vice President, Chief Legal Officer and Corporate Secretary

YOUR VOTE IS IMPORTANT
You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Acushnet Holdings Corp. Whether or not you expect to attend the Annual Meeting, please read the enclosed proxy statement and follow the instructions to vote your shares by mail, internet or telephone as soon as possible. You may also vote your shares electronically during the Annual Meeting.
If you hold your shares in "street name," your broker, bank or other nominee cannot vote your shares on your behalf with respect to Proposals 1 or 2 until it receives your voting instructions. If you do not provide voting instructions by mail, internet or telephone, your shares will not be voted, except that if your shares are held by a broker, your broker may vote your shares with respect to Proposal 3 without instruction. Details regarding how to attend and the business to be conducted at the Annual Meeting are included in the enclosed proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 8, 2026.
The proxy statement and annual report to stockholders are available at www.proxyvote.com.
Proxy Statement for the
2026 Annual Meeting of Stockholders
of Acushnet Holdings Corp.
To be held on June 8, 2026

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Proxy Statement Summary

Date June 8, 2026	Time 9:00 a.m. EDT	Record Date April 14, 2026	Location www.virtualshareholdermeeting.com/GOLF2026

This summary highlights certain information contained elsewhere in this proxy statement but does not include everything you should consider. Please read this entire proxy statement and our 2025 Annual Report before voting.
PROPOSALS TO BE VOTED ON AND VOTING RECOMMENDATIONS

Proposal		Board Recommendation	For More Information

1	Election of Leanne Cunningham, Gregory Hewett, Ho Yeon (Aaron) Lee, David Maher, Jan Singer, Steven Tishman, Yoon Soo (Gene) Yoon and Keun Chang (Kevin) Yoon as directors	FOR each nominee	See page 9
2	Approval, in a non-binding advisory vote, of the compensation paid to the named executive officers	FOR	See page 27
3	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR	See page 66
WAYS TO VOTE

By Mail If you received printed proxy materials, you may submit your proxy by completing, signing and dating the proxy card and returning it promptly in the envelope provided.	By Internet You may vote your shares online by following the instructions on the Notice of Internet Availability of Proxy Materials and logging in to www.virtualshareholdermeeting.com/GOLF2026.	By Phone You may vote your shares by telephone by following the instructions on the proxy card. Your votes must be received by 11:59 p.m., Eastern Daylight Time on June 7, 2026 to be counted.

2026 Proxy Statement	Acushnet Holdings Corp. 1

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

BOARD NOMINEES
The following table sets forth the names and certain other information about our directors as of the date of this proxy statement.

				Committees of the Board
Name	Position	Age	Director Since	Audit	Nominating & Corporate Governance	Compensation

David Maher	President, Chief Executive Officer, Director	58	2018
Yoon Soo (Gene) Yoon	Chairman	80	2011
Leanne Cunningham	Director	56	2023
Gregory Hewett	Director	57	2016
Ho Yeon (Aaron) Lee	Director	43	2022
Jan Singer	Director	62	2021
Steven Tishman	Director	69	2016
Keun Chang (Kevin) Yoon	Director	50	2019

Committee Chair	Committee Member
CORPORATE RESPONSIBILITY
We are committed to operating our business responsibly and with consideration for our stockholders, associates, customers, suppliers and communities. Our goal is to incorporate this commitment into every aspect of our business, including the design, quality, safety and sourcing of our products; the safety, enrichment and fair treatment of our associates; our pursuit of environmentally-friendly processes; charitable efforts in our communities; and our strict adherence to applicable laws, regulations and best practices. More information on these efforts is available in this proxy statement and on our Corporate Responsibility website at www.titleist.com/corporate-responsibility.

Governance and Oversight	Environmental Initiatives	Associate Safety, Health and Wellness	Supply Chain and Human Rights	Community Engagement

2 Acushnet Holdings Corp.	2026 Proxy Statement

ACUSHNET HOLDINGS CORP.

General Information

PRO V1

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Proxy Statement for the 2026 Annual Meeting of Stockholders

Date June 8, 2026	Time 9:00 a.m. EDT	Location Live webcast

GENERAL INFORMATION
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2026 Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Daylight Time on June 8, 2026 (the "Annual Meeting"), and any adjournments or postponements thereof. The Annual Meeting will be completely virtual and conducted via live webcast. We believe that this format will improve access and participation by enabling stockholders to attend the Annual Meeting from any location with internet access. By following the instructions in this proxy statement, stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting.
Unless otherwise indicated, the terms "Company," "Acushnet," "we," "our" and "us" are used in this proxy statement to refer to Acushnet Holdings Corp. and its consolidated subsidiaries. The terms "Board" and "Board of Directors" refer to our Board of Directors. The term "Magnus" refers to Magnus Holdings Co., Ltd., a wholly-owned subsidiary of Misto Holdings Corp. (formerly Fila Holdings Corp.) ("Misto"), which controls a majority of the voting power of the outstanding shares of our common stock as of the close of business on April 14, 2026 (the "Record Date"), which is the record date for the Annual Meeting.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address or other links provided in this proxy statement are inactive textual references only.
ABOUT YOUR PROXY MATERIALS
The Board of Directors is soliciting proxies for the Annual Meeting. By signing a proxy, you legally designate another person to vote the shares that you own. This enables you to vote your shares “by proxy” at the Annual Meeting, even if you cannot attend, by instructing us on how you would like your shares voted.
Most stockholders have received a Notice of Internet Availability of Proxy Materials (the "Notice") instead of printed copies of our proxy materials, including this proxy statement and our 2025 Annual Report. The Notice provides instructions for accessing the proxy materials online and for requesting electronic or printed copies of the proxy materials. The electronic delivery option lowers costs and reduces the environmental impact of printing and distributing the proxy materials. If you would like a paper copy of the proxy materials for the Annual Meeting and/or future meetings, please follow the instructions in the Notice.
The information in this proxy statement and the accompanying materials will help you decide how to vote on the matters we will consider at the Annual Meeting. This proxy statement and the accompanying materials are first being mailed or made available to stockholders on or about April 17, 2026.
This proxy statement, the Notice and our 2025 Annual Report are available at proxyvote.com.

4 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

ATTENDING THE ANNUAL MEETING
We will host the Annual Meeting live via webcast. Any stockholder can attend the Annual Meeting online at www.virtualshareholdermeeting.com/GOLF2026. If you were a stockholder or joint holder as of the Record Date, or you hold a valid proxy for the Annual Meeting, including beneficial owners who have received a 16-Digit Control Number on their Notice, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below.
•The webcast will start at 9:00 a.m. Eastern Daylight Time on June 8, 2026.
•You will need your 16-Digit Control Number to enter the Annual Meeting, vote your shares and submit questions.
•Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/GOLF2026.
VOTING
Who may vote
If you held shares of common stock at the close of business on the Record Date, you (or your legal proxy) may vote at the Annual Meeting. At the close of business on the Record Date, there were 58,554,053 shares of our common stock outstanding and entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote.
If you purchased shares of our common stock after the Record Date, you may vote those shares only if you receive a proxy to do so from the person who held the shares on the Record Date.
If you received more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. You should complete each of the proxy cards to ensure that all of your shares are voted.
How to vote
Stockholders of record. If your shares are registered directly in your name with our stock transfer agent, Computershare, you are considered the “stockholder of record” of those shares. If you are a stockholder of record, you may vote online during the Annual Meeting. You may also vote prior to the Annual Meeting over the internet, by telephone or by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote in advance of the meeting or by proxy to ensure your vote is counted if you decide not to or are unable to attend the meeting. You may still attend the meeting and vote electronically during the meeting even if you have already voted by proxy.
•You may vote your shares during the Annual Meeting by following the instructions provided on the Notice and logging in to www.virtualshareholdermeeting.com/GOLF2026. You will be asked to provide the 16-Digit Control Number from your Notice.
•If you received printed proxy materials, you may submit your proxy by completing, signing and dating the proxy card and returning it promptly in the envelope provided. Mailed proxy cards must be received no later than June 7, 2026, to be counted. If you return your signed proxy card to us by June 7, 2026, we will vote your shares as you direct.
•To submit your proxy by internet or telephone, please follow the instructions provided on the proxy card. Your vote must be received by 11:59 p.m., Eastern Daylight Time on June 7, 2026, to be counted.
Your proxy will authorize the individuals named on the proxy card to vote your shares as you direct. These individuals can also vote your shares as they see fit on any other matter properly presented for a vote at the Annual Meeting. If for any reason a director nominee is not available to serve, the individuals named as proxy holders may vote your shares at the Annual Meeting for another nominee. We have designated Sean Sullivan, our Executive Vice President, Chief Financial Officer, and Tessa Judge, our Executive Vice President, Chief Legal Officer and Corporate Secretary, as proxy holders for this year's Annual Meeting.

2026 Proxy Statement	Acushnet Holdings Corp. 5

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

If you are a stockholder of record and you sign and return your proxy card (or give your proxy by telephone or online) without specifying how you want your shares voted, the proxy holders will vote your shares “FOR” each of the proposals. If any other matter properly comes before the Annual Meeting, the proxy holders will vote your shares as recommended by the Board or, if no recommendation is given, using their own discretion.
If you are a stockholder of record and do not vote your shares before or during the Annual Meeting, your shares will not be voted and your shares will not be counted as "present" for purposes of determining whether a quorum is present at the Annual Meeting.
“Street Name” stockholders. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent (known as holding shares in “street name”), you should have received a notice containing voting instructions from that organization. Simply follow the voting instructions in those materials to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. You are also invited to attend the Annual Meeting. To participate and vote your shares at the Annual Meeting, you will need the 16-Digit Control Number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy or in advance of the meeting to ensure your vote is counted. If you are a street name stockholder and you do not instruct your broker, bank or other nominee how to vote your shares, your broker may vote your shares only under limited circumstances. Under the rules of the New York Stock Exchange ("NYSE"), your broker may generally use its discretion to vote your shares on “routine” matters but not on “non-routine” matters. While Proposal 3 is considered a “routine” matter, Proposals 1 and 2 are considered “non-routine” matters. If you do not instruct your broker on how to vote your shares on “non-routine” matters and you do not vote on such matters at the Annual Meeting, your shares will not be voted on such matters. This is known as a “broker non-vote.”
Changing your vote
If you are a stockholder of record, you may change your vote and revoke your proxy by:
•delivering written notice of revocation to our Corporate Secretary, 333 Bridge Street, Fairhaven, MA 02719, provided that such statement is received no later than 5:00 p.m. Eastern Daylight Time on June 7, 2026;
•voting again by internet or telephone at a later time, but before 11:59 p.m. Eastern Daylight Time on June 7, 2026;
•submitting a properly signed proxy card with a later date that is received no later than June 7, 2026; or
•attending the Annual Meeting, revoking your proxy and voting during the Annual Meeting.
If you hold your shares in street name and you direct your bank, broker or other nominee on how to vote your shares, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy by attending the Annual Meeting virtually and voting using the 16-Digit Control Number on your Notice.
Quorum requirements
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of our common stock entitled to vote are present at the Annual Meeting, either in person or by proxy. On the Record Date, there were 58,554,053 shares of common stock outstanding and entitled to vote. Abstentions, withheld votes and broker non-votes are counted for determining whether a quorum is present. If there is no quorum, the chairperson or the holders of a majority of shares present in person or represented by proxy and entitled to vote may adjourn the Annual Meeting to another date. As of the Record Date, Magnus beneficially owned and had the right to vote 29,523,653 shares of our common stock (representing approximately 50.4% of the voting power), and has advised us that they will be present, either in person or by proxy, at the Annual Meeting. If Magnus attends, a quorum will be present.
In accordance with our Second Amended and Restated Bylaws (our "Bylaws"), stockholders and proxy holders attending the Annual Meeting virtually will be deemed present "in person" for purposes of satisfying the foregoing quorum requirements.

6 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Votes needed to approve each proposal
•Proposal 1. The election of each director nominee is determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy and entitled to vote on the election of directors. "Plurality" means that the director nominees receiving the largest number of votes cast "FOR" will be elected. Votes may be cast in favor of or withheld with respect to each director nominee. Votes that are withheld and broker non-votes will have the same effect as an abstention and will not count as a vote "FOR" a director.
•Proposal 2. Approval of the non-binding advisory vote on the compensation paid to the named executive officers requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote "AGAINST" the proposal. Broker non-votes will have no effect on the outcome of Proposal 2.
•Proposal 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026, must receive the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote "AGAINST" the proposal. Brokers may vote uninstructed shares with respect to Proposal 3.
Magnus has advised us that they intend to vote all of the shares that they beneficially own (representing approximately 50.4% of the voting power) in favor of the election of each of the director nominees and for each other proposal. If Magnus votes as indicated, each of the director nominees named in this proxy statement will be elected and the other proposals will be approved.
As of the date of this proxy statement, the Board did not know of any other matters to be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, using their own discretion.
Board recommendation
The Board of Directors unanimously recommends that you vote "FOR" the election of each of the director nominees named in this proxy statement and "FOR" each of the other proposals.
Announcement of voting results
Representatives of Broadridge Financial Solutions Inc. will tabulate the votes and act as inspectors of election. Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission (the "SEC") within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
PROXY SOLICITATION EXPENSES
The Company pays for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and associates may also solicit proxies in person, by telephone or by other means of communication. Directors and associates will not be paid any additional compensation for soliciting proxies, although we will reimburse them for their reasonable out-of-pocket expenses. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
CONTACT INFORMATION
If you would like additional copies of this proxy statement (which copies will be provided to you without charge) or if you have questions, including questions regarding the procedures for voting your shares, you should refer to the instructions on the Notice, or you can request materials at www.proxyvote.com.

2026 Proxy Statement	Acushnet Holdings Corp. 7

ACUSHNET HOLDINGS CORP.

Proposal One

Election of Directors

BOARD COMPOSITION	9
DIRECTOR NOMINEES	11
BOARD RECOMMENDATION	14
DIRECTOR COMPENSATION	15
CORPORATE GOVERNANCE	17
CORPORATE RESPONSIBILITY	21

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Proposal One Election of Directors

COMPOSITION OF OUR BOARD OF DIRECTORS
Our Board of Directors currently consists of eight members. In accordance with our Amended and Restated Certificate of Incorporation, each elected director shall hold office for a term expiring at the Company's next annual meeting of stockholders and until a successor has been duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal from office.
The authorized number of directors may be changed only by the Board. Vacancies on the Board may be filled only by persons elected by a majority of the directors then in office. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve until the Company's next annual meeting of stockholders and until a successor has been duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal from office.
The following table sets forth the names, ages and Board tenures of our directors as of the date of this proxy statement.

Name	Age	Position	Director Since

David Maher	58	President, Chief Executive Officer, Director	2018
Yoon Soo (Gene) Yoon	80	Chairman	2011
Leanne Cunningham(1)	56	Director	2023
Gregory Hewett(1)(2)	57	Director	2016
Ho Yeon (Aaron) Lee(3)	43	Director	2022
Jan Singer(2)(3)	62	Director	2021
Steven Tishman(1)(3)	69	Director	2016
Keun Chang (Kevin) Yoon(2)	50	Director	2019
(1)Member of our Audit Committee.
(2)Member of our Nominating and Corporate Governance Committee.
(3)Member of our Compensation Committee.

Board Recommendation Our Board of Directors recommends that you vote "FOR" the election of the listed nominees.

2026 Proxy Statement	Acushnet Holdings Corp. 9

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

BOARD MEMBERS
We believe that the Board is comprised of a well-rounded blend of individuals with extensive business knowledge, commitment to ethics, moral values and integrity, sound reputations in their respective fields and a commitment to corporate citizenship. The Board benefits from its members having a broad range of relevant experiences, qualifications, skills, backgrounds and personal characteristics, including with respect to tenure, age and gender. We believe that these attributes combine to create a Board that is well equipped to best serve our Company, stockholders, associates, customers and communities by maximizing group dynamics in terms of professional experiences, education, perspective and personal characteristics. See "Information About our Board and Corporate Governance – Director Nominations" below for information on how the Nominating and Corporate Governance Committee identifies and reviews the qualifications of potential director candidates.
The following charts provide summary information regarding the tenure, age and gender of our directors.

Tenure	Age	Gender
The following table provides a summary view of certain relevant skills and experiences of our directors.

Skill	G. Yoon	Cunningham	Hewett	Lee	Maher	Singer	Tishman	K. Yoon

Brand Building/Marketing	●	●	●	●	●	●
Consumer Products/Footwear/Apparel	●	●	●	●	●	●	●	●
Current/Former CEO/Executive	●	●	●	●	●	●		●
ESG/Sustainability		●	●	●	●	●		●
Finance		●	●	●		●	●
Global Supply Chain	●	●		●	●	●		●
International Business	●	●	●	●	●	●	●	●
M&A	●		●	●	●	●	●
Operations	●	●	●	●	●	●		●
Public Company Board/Governance	●		●	●	●	●	●	●
Strategic Planning	●	●	●	●	●	●	●	●

10 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

DIRECTOR NOMINEES
Our Amended and Restated Certificate of Incorporation provides that any or all of the directors (other than any directors elected by the holders of any series of Preferred Stock of the Company, voting separately as a series or together with one or more other such series, as the case may be) may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least 66⅔% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class; provided, however, that at any time when Magnus or any successor or affiliates beneficially owns, in the aggregate, 50% or more of the then-outstanding shares of stock of the Company, any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Company, voting separately as a series or together with one or more other such series, as the case may be) may be removed from office at any time, with or without cause, by the holders of a majority of the voting power of all the then-outstanding shares of stock of the Company. As of the Record Date, Magnus beneficially owned 50.4% in voting power of the then-outstanding shares of stock of the Company.

David Maher	Title: President, Chief Executive Officer, Director Age: 58 Director Since: 2018

David Maher joined the Company in May 1991 and was appointed President and Chief Executive Officer of Acushnet Holdings Corp. and Acushnet Company, our operating subsidiary, in January 2018. From 2001 through 2017, Mr. Maher held a variety of roles at the Company’s Fairhaven, Massachusetts headquarters, including Vice President, Titleist U.S. Sales; Senior Vice President, Titleist Worldwide Sales and Global Operations; and Chief Operating Officer. Prior to that, Mr. Maher spent several years in Northern California as a Titleist Sales Representative and Northwest Regional Director, and previously gained valuable experience in the Company’s professional development program, working in golf ball operations in Massachusetts, the FootJoy factory in Brockton, Massachusetts and in the Company’s Southern California golf club operations.
Mr. Maher was selected to serve on our Board of Directors because of his extensive experience as an executive in the golf industry.

Yoon Soo (Gene) Yoon	Title: Chairman, Director Age: 80 Director Since: 2011

Yoon Soo (Gene) Yoon has served as Honorary Chairman of Misto since February 2026. Prior to that, Mr. Yoon served as Chairman of Misto from 1994 to February 2026 and as Chief Executive Officer of Misto from 1991 to March 2018. Misto's common stock is publicly traded and listed on the Korea Exchange. Mr. Yoon served as the Chairman of the board of directors of Acushnet Company, our operating subsidiary, from 2011 to October 2016 and served as the President of Acushnet Holdings Corp. from 2011 to May 2016. Mr. Yoon has served as the Chairman of our Board of Directors since 2011. Mr. Yoon is the father of Keun Chang (Kevin) Yoon.
Mr. Yoon was selected to serve on our Board of Directors because of his knowledge and experience in the consumer products and sporting goods industries.

2026 Proxy Statement	Acushnet Holdings Corp. 11

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Leanne Cunningham	Title: Director Age: 56 Director Since: 2023

Leanne Cunningham has served since July 2021 as Executive Vice President and Chief Financial Officer of the Brown-Forman Corporation, the fifth largest global spirits company, where she is responsible for global financial planning and analysis, shareholder relations and all accounting and finance functions. Ms. Cunningham plans to retire from Brown-Forman on May 1, 2026. From 1995 through June 2021, Ms. Cunningham held a variety of roles at Brown-Forman, including SVP, Shareholder Relations from August 2019 to June 2021, SVP, General Manager from 2015 to 2019, during which she oversaw production operations in over 13 countries, and VP, Finance Global Production from 2013 to 2015.
Ms. Cunningham was selected to serve on our Board of Directors because of her multi-faceted background, financial expertise and operational experience in the consumer products industry.

Gregory Hewett	Title: Director Age: 57 Director Since: 2016

Gregory Hewett is the principal of GH Consulting LLC, a private consultancy for businesses and institutional investors that he founded in March 2015. Prior to that, Mr. Hewett served in various capacities at the Blackstone Group L.P. from August 2005 through February 2015, including most recently as a Senior Managing Director. Prior to joining Blackstone, Mr. Hewett served as a director in the Investment Banking Division of Credit Suisse First Boston, which he joined in 2000 when it acquired Donaldson, Lufkin & Jenrette, where he was an Associate in the Investment Banking Division. Prior to joining Donaldson, Lufkin & Jenrette, Mr. Hewett practiced law at Bryan Cave LLP.
Mr. Hewett was selected to serve on our Board of Directors because of his multi-faceted background and experience and knowledge in finance, business strategy and management.

Ho Yeon (Aaron) Lee	Title: Director Age: 43 Director Since: 2022

Ho Yeon (Aaron) Lee has been the Chief Financial Officer of Misto since September 2021 and the Head of Misto's Corporate Strategy Office since January 2018. Misto's common stock is publicly traded and listed on the Korea Exchange. Mr. Lee has also served as President of Magnus Holdings Corp. since March 2021 and as a member of the board of directors of Misto Luxembourg S.à.r.l. since 2019. Magnus and Misto Luxembourg are subsidiaries of Misto. Prior to joining Misto in 2016, Mr. Lee worked at Samsungbioepis Co., Ltd., where he assisted in the development and commercialization of various biopharmaceutical products.
Mr. Lee was selected to serve on our Board of Directors because of his financial expertise, operational experience and knowledge in the consumer products and sporting goods industries.

12 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Jan Singer	Title: Director Age: 62 Director Since: 2021

Jan Singer served as the Chief Executive Officer of J. Crew Group, Inc. ("J.Crew") from February 2020 to December 2020. Previously, Ms. Singer served as the Chief Executive Officer of Victoria's Secret Lingerie from 2016 to 2019 and the Chief Executive Officer of Spanx, Inc. from 2014 to 2016, in addition to prior roles at Nike, Reebok, Prada, Calvin Klein and Chanel. Ms. Singer currently serves on the board of directors and the compensation committee of the Brown-Forman Corporation, and previously served on the boards of directors of J.Crew, Kate Spade & Company and Supernova Partners Acquisition Co. III Ltd.
Ms. Singer was selected to serve on our Board of Directors because of her multi-faceted background, knowledge and operational experience in the consumer products industry and experience serving on other boards of directors.

Steven Tishman	Title: Director Age: 69 Director Since: 2016

Steven Tishman is a Managing Director and Global Head of the Mergers and Acquisitions Group at Houlihan Lokey, where he is also a member of the firm's Management Committee and Co-Head of the firm's M&A Commitment Committee. Mr. Tishman joined Houlihan Lokey in January 2012. Previously, Mr. Tishman was a Managing Director at Rothschild Inc., where he served from 2002 to 2012. Prior to joining Rothschild, Mr. Tishman was a Managing Director of Robertson Stephens Inc. from 1999 to 2002, and was a Senior Managing Director of Bear, Stearns & Co. Inc. from 1993 to 1999. Mr. Tishman currently serves on the board of directors and the audit and compensation committees of Grab Holdings Limited, and was previously a trustee of GoodHaven Funds Trust and a director of Cedar Fair L.P., Nautica Enterprises, Inc., Claire's Stores, Inc. and Odimo, Inc.
Mr. Tishman was selected to serve on our Board of Directors because of his extensive experience in finance and management and experience serving on other public company boards of directors.

Keun Chang (Kevin) Yoon	Title: Director Age: 50 Director Since: 2019

Keun Chang (Kevin) Yoon has been the President and Chief Executive Officer of Misto since March 2018. Misto's common stock is publicly traded and listed on the Korea Exchange. From July 2016 to March 2018, Mr. Yoon served as Chief Financial Officer and Executive Vice President of Misto's Strategic Planning and Footwear Division. Mr. Yoon also served Misto and its subsidiaries in multiple roles from February 2009 to October 2016, including Manager of Footwear Sourcing and Vice President and Chief Financial Officer of Misto U.S.A. Inc. Mr. Yoon is the son of Yoon Soo (Gene) Yoon.
Mr. Yoon was selected to serve on our Board of Directors because of his knowledge and operational experience in the consumer products and sporting goods industries.

2026 Proxy Statement	Acushnet Holdings Corp. 13

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

OTHER MATTERS
In February 2020, Jan Singer was hired as Chief Executive Officer of J.Crew to lead the company through a prepackaged financial restructuring under Chapter 11 of the U.S. Bankruptcy Code. The proceeding was filed in May 2020, and J.Crew emerged from bankruptcy in September 2020.
BOARD RECOMMENDATION

Board Recommendation
Our Board of Directors recommends that you vote "FOR" the election of Leanne Cunningham, Gregory Hewett, Ho Yeon (Aaron) Lee, David Maher, Jan Singer, Steven Tishman, Yoon Soo (Gene) Yoon and Keun Chang (Kevin) Yoon to serve as directors.

14 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Director Compensation

The following table sets forth information concerning the compensation of our directors (other than Mr. Maher, who receives no additional compensation for his service as a director) for 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)

Yoon Soo (Gene) Yoon	184,172	184,973	369,145
Leanne Cunningham	103,000	144,942	247,942
Gregory Hewett	129,338	144,942	274,280
Ho Yeon (Aaron) Lee	100,500	144,942	245,442
Jan Singer	119,806	144,942	264,748
Steven Tishman	125,388	144,942	270,330
Keun Chang (Kevin) Yoon	100,695	144,942	245,637
(1)Represents the aggregate grant date fair value of fully vested stock granted to each director in 2025, computed in accordance with ASC Topic 718, without taking into account estimated forfeitures, based on the closing price of our common stock on the NYSE on the date of grant.
(2)The following table shows the number of restricted stock units ("RSUs") previously deferred pursuant to the Company's Independent Directors Deferral Plan (including dividend equivalents credited in the form of additional RSUs) for our non-employee directors as of December 31, 2025.

Name	Outstanding RSU Awards

Yoon Soo (Gene) Yoon	21,363
Gregory Hewett	31,963
Jan Singer	11,696
Steven Tishman	31,963

2026 Proxy Statement	Acushnet Holdings Corp. 15

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

2025 DIRECTOR COMPENSATION PROGRAM
In April 2025, the Compensation Committee reviewed information provided by Pearl Meyer & Partners, LLC ("Pearl Meyer"), the Compensation Committee's independent compensation consultant, regarding director compensation at companies within our composite market group. Following this review, the Compensation Committee determined to increase the Chairman of the Board's cash and equity retainers by $15,000, to increase each other Board member's equity retainer by $5,000 and to increase the cash retainer of the Chair of each of the Audit Committee and the Compensation Committee by $2,500 to better align the compensation for each specified position with the compensation of directors that hold similar positions within our composite market group. These changes are reflected in the 2025 Director Compensation Program table below.

	Chair ($)	Member ($)

Annual Board Retainers:
Cash Retainer	190,000	90,000
Equity Retainer(1)	185,000	145,000
Annual Committee Cash Retainers:
Audit Committee	32,500	12,500
Compensation Committee	25,000	10,000
Nominating and Corporate Governance Committee	20,000	10,000
(1) Reflects immediately vesting common stock.
In addition to the cash and equity retainers presented above, our non-employee directors are provided with access to Company products, including equipment, gear and wear, through our Independent Directors Company Products Access Policy, which is intended to further encourage the use and display of Company products by our non-employee directors and their immediate family members. Pursuant to this policy, non-employee directors are entitled to receive up to $5,000 worth of Company products for their own personal use each year. Non-employee directors are also entitled to purchase additional Company products for their personal use and/or for use by their immediate family members at a discount. Personal use of Company products by our non-employee directors and their immediate family members during 2025 did not exceed $10,000 for any non-employee director and is therefore not required to be reported herein.

16 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Information About Our Board and Corporate Governance

CORPORATE GOVERNANCE GUIDELINES
The Company's Corporate Governance Guidelines (the "Guidelines") set forth the principles and practices that the Board follows in carrying out its responsibilities. The Guidelines help effectively promote the best interests of both the Company and its stockholders, and comply with applicable laws, regulations and stock exchange requirements. The Guidelines also set forth the practices the Board follows with respect to Board composition and structure, Board meetings, responsibilities of directors, management succession planning, Board self-evaluation and Board committees and compensation. The Nominating and Corporate Governance Committee reviews the Guidelines on an annual basis and recommends changes to the Board as appropriate. The Guidelines may be found on our website at www.acushnetholdingscorp.com/investors under "Governance."
COMMITTEES OF OUR BOARD OF DIRECTORS
The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.
Audit Committee

The Audit Committee currently consists of Mr. Hewett, who serves as the Chair, Ms. Cunningham and Mr. Tishman. Messrs. Hewett and Tishman and Ms. Cunningham qualify as independent directors under NYSE listing standards and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has determined that each of Messrs. Hewett and Tishman and Ms. Cunningham qualify as an "audit committee financial expert" as such term is defined in Item 407(d)(5) of Regulation S-K.
The purpose of the Audit Committee is to provide assistance to the Board with respect to its oversight of:
•the quality and integrity of our financial statements (including the effectiveness of internal controls over financial reporting);
•our compliance with legal and regulatory requirements;
•our independent registered public accounting firm's qualifications, performance and independence; and
•the performance of our internal audit function.
The Audit Committee’s responsibilities and duties also include assessing and discussing the Company’s major financial risk exposures and steps management has taken to monitor and control such exposures, including risks related to cybersecurity and information technology systems, the development, deployment, or use of artificial intelligence and the Company's strategies to mitigate such risks. The Audit Committee also prepares the audit committee report included in our proxy statement.

Members Gregory Hewett (Chair) Leanne Cunningham Steven Tishman

Our Board of Directors has adopted a written charter for the Audit Committee, which may be found at www.acushnetholdingscorp.com/investors under "Governance."

2026 Proxy Statement	Acushnet Holdings Corp. 17

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Compensation Committee

The Compensation Committee currently consists of Mr. Tishman, who serves as the Chair, Mr. Lee and Ms. Singer. As a controlled company, we are exempt from the requirement under NYSE listing standards to have a fully independent compensation committee. Notwithstanding the availability of this exemption, the Board has determined that each member of our Compensation Committee meets the independence requirements under NYSE listing standards and SEC rules and regulations, and that each of Ms. Singer and Mr. Tishman is a "non-employee director" for purposes of Rule 16b-3 of the Exchange Act.
The purpose of the Compensation Committee is to provide assistance to the Board with respect to:
•setting the compensation of our executive officers and directors;
•administering our incentive and equity-based compensation plans; and
•preparing the compensation committee report and Compensation Discussion and Analysis required to be included in our proxy statement under the rules and regulations of the SEC.
The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more officers the authority to make awards to any employee of the Company, other than our executive officers, under our incentive compensation or other equity-based plans, subject to compliance with the applicable plan and the laws of our state of jurisdiction. In addition, the Compensation Committee has the authority under its charter to retain outside consultants or advisors.
The Compensation Committee has engaged Pearl Meyer as its independent compensation consultant. Pearl Meyer provides the Compensation Committee with a range of compensation-related services, including providing customized information and advice related to cash and equity compensation for our directors and executive officers, assisting with the identification of peer companies, conducting pay analysis and equity comparisons, analyzing pay trends and recommending potential changes to our director and executive compensation programs. For additional information regarding the services provided to the Compensation Committee by Pearl Meyer, see "Executive Compensation – Compensation Discussion and Analysis" below.

Members Steven Tishman (Chair) Ho Yeon (Aaron) Lee Jan Singer

Our Board of Directors has adopted a written charter for the Compensation Committee, which may be found at www.acushnetholdingscorp.com/investors under "Governance."

18 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Ms. Singer, who serves as the Chair, and Messrs. Hewett and Yoon. As a controlled company, we are exempt from the requirement under NYSE listing standards to have a nominating and corporate governance committee. Notwithstanding the availability of this exemption, the Board has determined to have this standing committee and that all members meet the independence requirements under NYSE listing standards and SEC rules and regulations.
The purposes of the Nominating and Corporate Governance Committee are to provide assistance to the Board by, among other things:
•identifying individuals qualified to become directors, consistent with the criteria approved by the Board, and select, or recommend that the Board select, the director nominees for the next annual meeting of stockholders or to fill vacancies or newly created directorships that may occur between such meetings, including the evaluation of candidates recommended by stockholders;
•developing and recommending to the Board a set of corporate governance principles;
•overseeing the evaluations of the Board and management;
•recommending members of the Board to serve on committees of the Board and evaluating the operations and performance of such committees;
•overseeing and approving the management continuity and succession planning process; and
•otherwise take a leadership role in shaping our corporate governance.
The Nominating and Corporate Governance Committee also oversees the Company's Corporate Responsibility program, and receives periodic reports from senior management regarding the Company's efforts with respect to environmental, social and governance matters of significance.

Members Jan Singer (Chair) Gregory Hewett Keun Chang (Kevin) Yoon

Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which may be found at www.acushnetholdingscorp.com/investors under "Governance."

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES
During 2025, the Board of Directors met five times, the Audit Committee met seven times, the Compensation Committee met four times and the Nominating and Corporate Governance Committee met four times. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which such member served.
The Board does not have a formal policy regarding the attendance of directors at meetings of stockholders, but all directors are expected to make best efforts to attend the Annual Meeting of Stockholders. In 2025, seven of our eight directors in office at such time attended the Annual Meeting of Stockholders.
STOCKHOLDER ENGAGEMENT
The Company values the viewpoints of its stockholders and key stakeholders and actively engages with them to solicit their feedback. In addition to our Investor Relations department, our President and Chief Executive Officer ("CEO") and our Executive Vice President, Chief Financial Officer ("CFO") participated in numerous outreach activities and feedback from these meetings was discussed at meetings of the Board of Directors. Stockholders and other interested parties may access investor information about our Company through our website at www.acushnetholdingscorp.com.

2026 Proxy Statement	Acushnet Holdings Corp. 19

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

EXECUTIVE SESSIONS
To ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors meet regularly in executive session without members of management present. If the group of non-management directors includes directors who have not been determined to be independent, then the independent directors will meet in a private session at least once a year. A director designated by the non-management or independent directors, as applicable, presides at the executive sessions.
ROLE OF THE BOARD IN RISK OVERSIGHT
The Board and its three standing committees take an active role in overseeing the management of risks that could impede the Company from achieving its strategic and operational objectives. Our CEO and other executive officers regularly report to the Board and its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Oversees risks related to:	Oversees risks related to:	Oversees risks related to:
Financial statement integrity and quality	Executive and non-executive compensation policies	Governance structure and processes
Effectiveness of the internal control environment and the external auditors	Human capital management	Board/Management succession planning
Legal and regulatory compliance		Conflicts of interest
Related-party transactions		Environmental and social initiatives
The development and use of artificial intelligence		Stockholder concerns
Cybersecurity and information technology(1)
(1)    For additional information, see "Item 1C. Cybersecurity" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
DIRECTOR NOMINATIONS
The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of potential director candidates. In reviewing the qualifications of potential director candidates, the Nominating and Corporate Governance Committee generally considers (i) individual qualifications, including strength of character, mature judgment, familiarity with the Company's business and industry, independence of thought and an ability to work collegially and (ii) all other factors it considers appropriate, which may include personal and professional background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board.

20 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

The Board monitors the mix of specific experience, qualifications and skills of its directors to ensure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company's business and structure. The Company's Corporate Governance Guidelines emphasize our commitment to a broad range of ideas and experiences at the Board level.
Stockholders may nominate candidates for election as directors at the Company's 2027 Annual Meeting of Stockholders by following the procedures set forth in our Bylaws. The qualifications of these candidates will be considered by the Nominating and Corporate Governance Committee.
CODE OF BUSINESS CONDUCT AND ETHICS
Our reputation for conducting our business ethically and according to the highest standards is one of our most valued assets and is well-earned. Our Code of Business Conduct and Ethics (our "Code of Conduct") describes our legal and ethical responsibilities and is the cornerstone of our compliance program. Our Code of Conduct applies to all of our directors, officers and associates, including our principal executive officer and our principal financial and accounting officers. Our Code of Conduct is available on our website at www.acushnetholdingscorp.com/investors under "Governance," and is a "code of ethics," as defined in Item 406(b) of Regulation S-K. We expect to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our website.
CORPORATE RESPONSIBILITY
We are committed to operating our business responsibly and with consideration for our stockholders, associates, customers, suppliers and communities. Our goal is to incorporate this commitment into every aspect of our business, including the design, quality, safety and sourcing of our products; the safety, enrichment and fair treatment of our associates; our pursuit of environmentally-friendly processes; charitable efforts in our communities; and our strict adherence to applicable laws, regulations and best practices. The Nominating and Corporate Governance Committee oversees these initiatives pursuant to its charter and receives periodic reports from senior management regarding the Company's efforts with respect to environmental, social and governance matters of significance.
More information on these efforts is available below and on our Corporate Responsibility website at www.titleist.com/corporate-responsibility.

Environmental Initiatives
Our commitment to the environment is not new. For many years, we have invested in reducing energy usage, water usage and waste, and in increasing use of recycled and environmentally-friendly materials, and our U.S. golf equipment manufacturing facilities produce limited landfill waste.

2026 Proxy Statement	Acushnet Holdings Corp. 21

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Examples of current and past initiatives include:
•Our longstanding commitment to invest in highly efficient Combined Heat and Power ("CHP") for use in our manufacturing process operations and to heat our facilities. CHP technology has been proven to operate at higher efficiency and lower emission rates compared to the equivalent import of electricity and burning of fossil fuels.
•Provided leadership in the early stages of large-scale solar development in Massachusetts by entering into long-term virtual power purchase agreements for five large-scale solar farm projects. By committing to purchase 100% of the utility bill credits associated with over 17,000 MWhs generated annually by these facilities, Acushnet played a critical role in financing the projects and bringing them online. In 2022, we built upon our long-standing commitment to solar energy by extending these agreements for another decade. These extensions secure 80% of our solar portfolio well into the future, and the energy generated will continue to displace electricity that would otherwise be generated from fossil fuels.
•Construction of an on-site, 2 MW rooftop solar array at Ball Plant IV in Thailand.
•Multi-million dollar investments in energy efficiency projects, including LED lighting, high efficiency equipment and investment in a battery energy storage system that stores excess energy for use during peak demand periods, easing stress on the power grid, reducing greenhouse gas emissions and facilitating the continued growth of renewable energy.
•We monitor various regulatory lists of toxic/hazardous substances through regulatory tracking databases and regulatory alert services for any substances that may be of potential concern for our products. We then review new ingredients to help ensure that these materials are not included in products or are present only in amounts below any regulatory thresholds. Monitoring is supplemented with written certifications from suppliers concerning the absence of harmful chemicals in their products above regulatory threshold levels, such as TCLP constituents, REACH Restricted Substances or Substances of Very High Concern, and chemicals that are subject to specific regulation under the Toxic Substances Control Act.
•Comprehensive recycling, waste reduction, water conservation and reduction programs are in place in our global manufacturing facilities.
•PG Golf, the Company's recycled golf ball subsidiary, recovers, processes and resells approximately 2,750 tons of used golf balls annually, helping to put discarded rubber, surlyn and urethane products back into play. PG Golf contracts with numerous diving firms to recover golf balls from bodies of water and other penalty areas, recycles over 55 million golf balls per year collected from golf courses in 42 states, and employs a water recycling process that reduces water consumption by up to 5,000 gallons per day.
Our environmental commitment is not limited to our products, but also extends to our choice of packaging suppliers. Our key golf ball packaging provider is carbon neutral, uses recyclable inks and renewable energy, and is certified by the Forest Stewardship Council and the Sustainable Forest Initiative. In addition, many of our golf gloves are packaged in recycled rPET plastic.

Associate Safety, Health And Wellness
As a global leader in the golf equipment industry, we prioritize associate safety and health in all of our facilities, including our golf ball, golf glove and golf shoe manufacturing facilities, our golf club assembly facilities, and our distribution centers and support operations worldwide. Led by a dedicated team of associates, the Company is committed to implementing best-in-class health and safety programs aimed at minimizing risks to our associates and complying with applicable safety and health laws and regulations.

22 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

The Company has established a comprehensive Health and Safety Management Program to minimize safety hazards and accidents and promote a healthy workforce. This commitment is part of our culture and includes the following achievements:
•Two of our U.S. golf ball manufacturing facilities are recognized by the U.S. Occupational Safety and Health Administration as "VPP Star" facilities. The VPP Star program is a "Voluntary Protection Program," by which eligible facilities voluntarily commit to an enhanced program of protection for their manufacturing associates. The operation of our facility in Thailand is virtually indistinguishable from our U.S. operations from a health and safety perspective and is certified to the ISO 9001 quality standard.
•The operation of our golf glove factory in Thailand is certified to the TLS 8001 Thai labor standard, ISO 9001 quality standard, ISO 14001 environmental standard and ISO 45001 occupational health and safety standard.
•The Company finished 2025 with a fatality rate of zero.
•The Company finished 2025 with an OSHA Recordable Incident Rate of 1.0 and an OSHA DART Rate of 0.7, which are 64% and 50% lower than the industry average, respectively.
•The Company did not have any product recalls in 2023, 2024 or 2025.
Acushnet HealthWise is our associate initiative intended to foster a culture that encourages and supports associate safety, health and wellness. Through partnerships with the medical community and Acushnet HealthWise Coaches, associates gain access to high-quality health and wellness services. HealthWise allows associates to create a personalized path and earn incentives on their wellness journey, focusing on what is important and meaningful to each individual. Whether activity, nutrition, sleep, stress, financial health, family health, mental well-being, or philanthropy, associates choose whatever helps make them a healthier and happier associate. Acushnet encourages and supports healthy behaviors by offering various on-site and virtual services, including educational programs, fitness center programming, wellness coaching, physical therapy, chiropractic care, mental health care, massage therapy, acupuncture and reflexology, as well as volunteer activities in our local communities.
We seek to foster a culture that is representative of our global locations, where the unique backgrounds and perspectives of our associates enrich the experiences of each other, dedicated golfers and the communities around us. Guided by our strong corporate values, we seek to take a fair and transparent approach across all business activities, including when recruiting new associates, retaining talent, engaging with our local communities and providing opportunities for customers to interact with our products and brands.
During 2025, we demonstrated our commitment to further enhancing our culture through a variety of initiatives, including:
•Associate Resource Groups, which engaged associates across the globe through educational seminars, panel discussions, and informal networking events on a variety of topics, including artificial intelligence, the multi-generational workforce and well-being;
•Continued expansion of our Community Circles platform in partnership with Unmind, our global employee assistance program partner, which provides associates with a space to learn, listen and share in support of their mental health and well-being; and
•Broadened our talent attraction efforts in partnership with universities, community organizations and professional groups.
During 2025, we also continued to invest in the following organizations and industry partners as part of our ongoing efforts to strengthen the game of golf:
•First Tee, a nonprofit organization with the stated goal of improving children's life skills through golf lessons;
•PGA Works, a fellowship program designed to create a robust experience for young professionals beginning their careers in the golf industry;
•Make Golf Your Thing, a collaborative effort across the golf industry to ensure that the future of golf is open to everyone; and
•Women in Golf Foundation, a nonprofit organization that creates access to golf, mentorship and career opportunities for girls and young women.

2026 Proxy Statement	Acushnet Holdings Corp. 23

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Supply Chain And Human Rights
We strive to do business with suppliers that share our commitment to ethical business principles. To support this goal, our Global Human Rights Policy and our long-standing Supplier Citizenship Policy (both available on our website at www.acushnetholdingscorp.com/investors under "Governance") establish guidelines for our associates and our supply chain that respect human rights, labor rights, workplace safety and protection of the environment.

We expect all of our associates and our suppliers worldwide to conduct their business activities according to these policies and in compliance with applicable national and international laws and regulations. Suppliers are selected, and then monitored, based in part on compliance with these policies and our global citizenship supplier expectations are communicated to each supplier. Appropriate levels of compliance review are undertaken depending upon the suppliers' risk profiles. To ensure suppliers demonstrate compliance with our policies, or evidence they are working towards such compliance, we perform supplier audits in accordance with our Supplier Review Program (available on our website at www.titleist.com/corporate-responsibility under "Supplier Review Program"). In addition, each year, we file a Form SD and related Conflict Minerals Report with the SEC that describes our efforts to ensure that the tin, tantalum, tungsten and gold in our products are responsibly sourced.

Community Engagement As bridge builders, we seek to harness the collective power of our associates to drive positive changes to the communities in which we live, work and play.

Recent and ongoing community engagement initiatives include:
•Our associate-led charitable giving committee, which awarded grants to twenty-eight different national, regional, and local non-profits and community organizations, including the Francis Ouimet Scholarship Fund, Folds of Honor, Thurgood Marshall College Fund, United Way, American Cancer Society and Junior Achievement of Southern Massachusetts.
•Our mobilization of teams across multiple locations in the United States to host canned food, toy and toiletry drives benefiting children, families and veterans.
•Featuring local small businesses within our cafeteria operations to support community partnerships.

24 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

CONTROLLED COMPANY EXEMPTION
We are a “controlled company” under NYSE listing standards because Magnus beneficially owns more than 50% of our common stock. As a controlled company, we are not required to have a majority of independent directors, a fully independent compensation committee or a fully independent nominating and corporate governance committee. However, as a matter of good corporate governance, the Board has determined to have a majority of independent directors, an entirely independent Compensation Committee and an entirely independent Nominating and Corporate Governance Committee.
DIRECTOR INDEPENDENCE
The Guidelines define an "independent" director in accordance with NYSE listing standards and require the Board to review the independence of each director at least annually. In connection with its most recent review of the independence of each director, the Board determined that (i) all of our directors, except for Mr. Maher, are independent under the Guidelines and NYSE listing standards, (ii) Ms. Singer and Messrs. Lee and Tishman satisfy the additional independence requirements applicable to compensation committee members under NYSE listing standards and (iii) Messrs. Hewett and Tishman and Ms. Cunningham satisfy the additional independence requirements applicable to audit committee members under Rule 10A-3 of the Exchange Act.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on the Compensation Committee.

2026 Proxy Statement	Acushnet Holdings Corp. 25

ACUSHNET HOLDINGS CORP.

Proposal Two

Non-Binding Vote on Executive Compensation

BOARD RECOMMENDATION 27

Titleist
T100
FORGED
Titleist
T150
FORGED
Titleist
T250
FORGED
Titleist
T250
FORGED
Titleist
T350
FORGED

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Proposal Two Non-Binding Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked to approve, in a non-binding advisory vote, the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and compensation tables and related narrative discussion. While the results of the vote are non-binding and advisory in nature, the Board intends to consider the results of this vote.
The text of the resolution in respect of Proposal 2 is as follows:
"RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby APPROVED."
In considering their vote, stockholders should carefully review the information on our compensation policies and decisions regarding the compensation of the named executive officers presented in the Compensation Discussion and Analysis on pages 29-43, as well as the discussion regarding the Compensation Committee on page 18.
BOARD RECOMMENDATION

Board Recommendation Our Board of Directors recommends that you vote "FOR" the approval of the compensation paid to the named executive officers

2026 Proxy Statement	Acushnet Holdings Corp. 27

ACUSHNET HOLDINGS CORP.

Executive Compensation

Compensation Discussion and Analysis

INTRODUCTION	29
COMPONENTS OF OUR PROGRAM	32
INCENTIVES	34
COMPENSATION COMMITTEE REPORT	44
SUMMARY COMPENSATION TABLE	45

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Executive Compensation Compensation Discussion and Analysis

INTRODUCTION
This Compensation Discussion and Analysis is designed to explain our compensation philosophy and describe the decisions made by the Compensation Committee with respect to the fiscal 2025 compensation for each of our CEO, our CFO, and the three other most highly compensated executive officers who were serving as such as of December 31, 2025. These five executives are referred to in this Compensation Discussion and Analysis and accompanying tables as "named executive officers" or "NEOs."

Name	Title

David Maher	President and Chief Executive Officer
Sean Sullivan	Executive Vice President, Chief Financial Officer
Mary Louise Bohn	President – Titleist Golf Balls
Steven Pelisek	President – Titleist Golf Clubs
Christopher Lindner	President – FootJoy
EXECUTIVE COMPENSATION GOVERNANCE PRACTICES AND PRINCIPLES
Our executive compensation program, similar to our compensation program for associates generally, is aligned with our business strategy and culture. The key priorities of our executive compensation program are to attract, motivate and retain world class talent to drive the Company's success while stewarding golf's leading performance and quality brands. We have designed our executive compensation program to align the compensation actually earned by the named executive officers with the Company's performance by competitively rewarding good performance and more aggressively rewarding superior performance.
A key objective of our executive compensation program is to provide an opportunity for total compensation (consisting of base salary, annual cash incentive compensation and long-term incentive compensation) that:
•aligns the interests of management with the interests of our stockholders;
•attracts, motivates and retains top-tier talent;
•promotes desired behavior without encouraging unnecessary and excessive risk; and
•rewards executives for superior performance when compared to the market and our competitors.
In establishing the mix of the elements of, and determining appropriate levels for, our executive compensation program, we are generally guided by the following principles:
•Compensation levels should be sufficiently competitive to attract and retain the executive talent needed to achieve and maintain a leadership position in the markets in which the Company competes.

2026 Proxy Statement	Acushnet Holdings Corp. 29

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

The Compensation Committee does not formulaically target or position executive compensation at a specific percentile relative to market data, but instead seeks to set compensation at a competitive level with similar positions at comparable companies. As most of the Company’s direct competitors do not publicly report their compensation practices, in addition to considering the compensation practices of our peer group companies listed in "Resources Guiding Compensation Decisions" below, the Compensation Committee also reviews available compensation data provided by the Compensation Committee's independent compensation consultant, Pearl Meyer, from a broader range of companies in comparable industries and of comparable size (measured by revenue and enterprise value) and business operations. Executive officer compensation is then compared to that of executives holding similar positions in this composite market group, consisting of peer group and other market data.
•A significant portion of total compensation should be tied to Company performance.
Annual cash incentive and long-term incentive compensation represent a significant majority of each named executive officer’s compensation opportunity and are tied directly to Company performance. Under the Company’s compensation plans, performance above target goals results in compensation above target levels, and performance below target goals results in compensation below target levels.
•Compensation should reflect each executive's position, responsibility and experience, and performance-based compensation should comprise a greater proportion of total compensation for senior positions.
Total compensation should generally increase as each executive's level of responsibility and experience increases. A greater percentage of total compensation should be performance-based and, therefore, placed at risk as position and responsibility increase. Accordingly, the named executive officers, who have greater roles in, and responsibility for, achieving the Company’s performance goals, bear a greater proportion of the risk that those goals are not achieved and receive a greater proportion of the reward if those goals are met or surpassed.
•Incentive compensation should strike a balance between rewarding short-term and long-term performance.
The Company’s executive compensation program focuses management on achieving strong annual performance in a manner that is intended to support the Company’s long-term success and profitability. Accordingly, the Company offers competitive annual cash incentives, while placing a greater emphasis on long-term incentives to further align management and stockholder interests. For 2023 and 2024, the Company paid incentive compensation based upon the achievement of Company goals rather than individual business unit goals to encourage decision making that was in the best interests of the Company as a whole. For 2025, the Company paid incentive compensation based upon the achievement of Company goals and Board-approved strategic objectives, with our division Presidents' incentive compensation also subject to the achievement of certain segment operating income targets. We made these changes to further align our executive compensation program with our Board-approved strategy and goals, while continuing to incentivize and reward superior Company and business performance.

30 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

ROLE OF THE COMPENSATION COMMITTEE, THE BOARD AND EXECUTIVES IN COMPENSATION DECISIONS
The Compensation Committee seeks to implement an executive compensation program that reflects the business priorities of the Company, is designed to attract, motivate and retain top-level executives, and incentivizes short- and long-term value creation. The Compensation Committee is responsible for overseeing all aspects of our executive compensation program, including determining and approving base salaries, annual incentive compensation, long-term incentive compensation, and other benefits provided to the named executive officers. In addition, the Board generally ratified the Compensation Committee's decisions with respect to the compensation of the named executive officers for 2025, which are described in more detail below.
The Compensation Committee considers executive compensation matters with input and recommendations from Pearl Meyer, as well as from our CEO and Chief People Officer (other than with respect to their own compensation). Our CFO and other members of senior management also participate in developing the Company’s business plan, which informs the short- and long-term performance targets established by the Compensation Committee for purposes of our short- and long-term incentive programs.
SAY ON PAY VOTE OUTCOME AND STOCKHOLDER ENGAGEMENT
As part of its review of the Company’s executive compensation program, the Compensation Committee considered the results of the advisory vote of stockholders regarding executive compensation taken at the Company’s 2025 Annual Meeting of Stockholders, where over 99% of shares voted supported our compensation practices.
Based on this strong level of support and its own review of our executive compensation program, the Compensation Committee determined that our executive compensation program remains in alignment with both our business strategy and our philosophy of competitively rewarding good performance and more aggressively rewarding superior performance.
Additional information regarding the responsibilities of the Compensation Committee is set forth in “Information About Our Board and Corporate Governance – Committees of Our Board of Directors – Compensation Committee” above.
RESOURCES GUIDING COMPENSATION DECISIONS
Named executive officer compensation for 2025 was set using the following references:

Internal References	External References

•Historical company and individual performance	•Direct competitor and peer group data
•Business strategy and outlook	•Industry/broader market survey data
•Position criticality and demand	•Performance compared to competitors/market

Certain references can be given more weight than others, depending on the nature of the decision being made.
Most of the Company’s direct competitors are not stand-alone publicly traded companies; rather, they are part of larger corporate conglomerates and/or are privately held. Thus, it can be difficult to obtain meaningful specific comparative data on their golf businesses. In addition, the Company often competes for executive talent with companies outside the golf industry. As a result, in considering compensation decisions for the named executive officers, the Compensation Committee evaluates composite market group information that includes both compensation levels for executives in similar positions at our peer group companies and other companies of similar size, sector and business profile, even if in different industries.

2026 Proxy Statement	Acushnet Holdings Corp. 31

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

The Compensation Committee has engaged Pearl Meyer as its independent compensation consultant to provide advice about whether the Company’s compensation program is generally consistent with the Company’s guiding principles and continues to be aligned with stockholder interests and with evolving best practices. Representatives of Pearl Meyer report directly to the Compensation Committee, generally attend each Compensation Committee meeting, and have assisted the Compensation Committee in assessing comparative market data and compensation trends that are relevant to the setting of the Company’s compensation levels for 2025 and beyond.
The Company’s peer group is reviewed periodically, with input from Pearl Meyer, and updated as appropriate to ensure that the companies in the peer group continue to serve as a reasonable source of comparison for compensation purposes. The methodology used to review the peer group seeks to identify companies that are comparable in size, are global, offer branded products, and manufacture their own products. The Compensation Committee has responsibility for formally reviewing and approving the peer group companies. The Company’s peer group, as determined by the Compensation Committee, for purposes of 2025 executive compensation decisions, consisted of the 12 companies set forth below.

Callaway Golf Company	G-III Apparel Group, Ltd.	Under Armour, Inc.
Columbia Sportswear Company	Helen of Troy Limited	Vista Outdoor Inc.
Crocs, Inc.	Kontoor Brands, Inc.	Wolverine World Wide, Inc.
Deckers Outdoor Corporation	Steve Madden, Ltd.	YETI Holdings, Inc.

In connection with its most recent review of the Company's peer group in July 2025 in preparation for the 2025/2026 executive compensation review, the Compensation Committee decided, for purposes of its 2026 executive compensation decisions, to replace G-III Apparel Group, Ltd. and Vista Outdoor Inc. with Brunswick Corporation, Energizer Holdings, Inc., Hasbro, Inc., Mattel, Inc. and Reynolds Consumer Products Inc. to better reflect the Company's positioning as an innovative brand owner with significant business outside the United States and owned manufacturing operations.
COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
The 2025 executive compensation program consists of base salary and annual cash incentives, together with equity compensation for each named executive officer, which was granted in the form of RSUs and performance stock units ("PSUs"). These equity grants were intended to motivate performance for 2025, 2026 and 2027.
Each element of compensation, discussed further below, is intended to reward and motivate executives in ways that are consistent with the Company’s compensation philosophy. The percentage of an executive's total compensation that is intended to come from each element varies with an executive’s position, level of responsibility, experience and demand for the position, and reflects the principles that total compensation should increase with position, responsibility and experience and that a greater percentage of an executive’s total compensation should be tied to corporate performance, and therefore be at risk, as an executive’s position and responsibilities increase.

32 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Element of Pay	Summary	Purpose

Base Salary	Fixed compensation provided for service in a particular role	Provide a secure form of income for executives
Annual Cash Incentive	Variable, at-risk compensation designed to reward annual performance related to Company financial measures, as well as individual strategic objectives	Incentivize achievement of the Company's annual operating plan and strategic objectives
RSUs	Time-based equity awards	Retain executives over the long-term and align management and stockholder interests
PSUs	Performance-based equity awards that vest upon the achievement of adjusted operating income and return on invested capital metrics	Motivate executives to achieve superior business results that focus on profitability and the effective use of capital and also align management and stockholder interests
Other
Retirement benefits provided through a 401(k) Plan participant match, and limited perquisites, which may include reimbursement of golf club initiation fees and dues, financial planning services, and golf equipment, gear and wear
Encourage retirement savings and enhance visibility of the Company's brands in the golf industry
Consistent with the Company’s compensation philosophy, the 2025 executive compensation program incorporated a balance of guaranteed and at-risk compensation. Set forth below is a more detailed description of each of the elements of the 2025 executive compensation program. More detailed information concerning the compensation paid to the named executive officers for 2025 is set forth in the compensation tables and related footnotes and narrative disclosure following this Compensation Discussion and Analysis.
BASE SALARY
Base salaries serve as the guaranteed cash portion of an executive’s total compensation. Base salary is intended to compensate each named executive officer for performing his or her job responsibilities on a day-to-day basis. Each named executive officer’s base salary is set at a competitive level based upon the named executive officer’s experience, position and scope of responsibility. In setting an executive’s base salary, the Compensation Committee considers the complexity of the individual's job requirements, the performance expectations associated with the position and market data as described above, as well as each executive’s base salary relative to the Company's other executives. The Compensation Committee reviews base salaries annually and makes adjustments as appropriate in light of individual performance as well as any changes in the nature or scope of an executive’s duties and/or the competitive marketplace.
Based on this review, the Compensation Committee awarded merit increases to the base salaries of the named executive officers that ranged between 3.5% to 4.1% for 2025. The base salaries for the named executive officers at the end of 2024 and 2025 were as follows:

Name	2024 Base Salary ($)	2025 Base Salary ($)	Change (%)

David Maher	1,125,000	1,170,000	4.0
Sean Sullivan	705,000	730,000	3.5
Mary Louise Bohn	610,000	635,000	4.1
Steven Pelisek	610,000	635,000	4.1
Christopher Lindner	575,000	600,000	4.1

2026 Proxy Statement	Acushnet Holdings Corp. 33

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

ANNUAL CASH INCENTIVES
In addition to receiving a base salary, each named executive officer has the opportunity to earn an annual cash incentive, which serves as the short-term incentive compensation element of our executive compensation program. Historically, the annual cash incentive program has been tied solely to Company-level financial performance goals. For 2025, the Compensation Committee determined that it was appropriate to include more differentiation in the annual cash incentive program by recognizing individual contributions and emphasizing segment operating performance for our segment leaders. Accordingly, as shown in the charts below, the 2025 annual cash incentive payments for the named executive officers were tied to a combination of Company Adjusted EBITDA targets, segment operating income ("Segment OI") targets, and individual achievement of personal strategic objectives.

Officers with Corporate Responsibilities Maher, Sullivan	Officers with Segment Responsibilities Bohn, Pelisek, Lindner
Financial Performance Objectives
For 2025, the Compensation Committee chose Adjusted EBITDA as the Company-level financial goal for our annual cash incentive program because it is a consistent and important measure of the Company's financial performance that rewards increased Company profitability, is well understood by our associates, and is the primary financial metric used in our credit facility and in the development of our strategic plans. The Compensation Committee chose Segment OI as the segment-level financial goal because it provides a consistent measure of each segment's individual operating performance.
The following table presents the threshold, target and maximum performance levels for Adjusted EBITDA and Segment OI established by the Compensation Committee for the 2025 annual cash incentive program.

	Threshold (Payout: 50%)	Target (Payout: 100%)	Maximum (Payout: 200%)

Adjusted EBITDA(1)	$350.2M	$412.0M	$473.8M
Percentage of target	85%	100%	115%
Segment OI (Titleist golf equipment)(2)	$227.6M	$252.9M	$278.2M
Percentage of target	90%	100%	110%
Segment OI (FootJoy golf wear)(3)	$24.7M	$29.1M	$35.5M
Percentage of target	85%	100%	115%

34 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

(1)    Adjusted EBITDA represents net income (loss) attributable to Acushnet Holdings Corp., adjusted as described in "Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Performance Measures," Item 7 of Part II to our Annual Report on Form 10-K for the year ended December 31, 2025.
(2)    For 2025, Titleist golf equipment was used as the Segment OI component of the annual cash incentive opportunity for Ms. Bohn and Mr. Pelisek because of their significant leadership positions and influence within the Company's golf balls and golf clubs divisions, which collectively generate substantially all of the net sales attributable to the Titleist golf equipment segment.
(3)    For 2025, FootJoy golf wear was used as the Segment OI component of the annual cash incentive opportunity for Mr. Lindner because of his significant leadership position within the FootJoy golf wear segment.
If the Company’s Adjusted EBITDA or Segment OI results are between threshold and target levels, or between target and maximum levels, straight line interpolation is used to determine the percentage of the incentive target that is achieved.
When setting the threshold, target and maximum levels of Adjusted EBITDA for the 2025 performance goals, the Compensation Committee considered the Company’s performance in 2024, external business and macroeconomic factors, and ranges utilized by companies within the Company's peer group. When setting the threshold, target and maximum levels of Segment OI for the 2025 performance goals, the Compensation Committee considered the relative size of each segment's overall operating income target and achievability on the top and bottom ends of the range.
Personal Strategic Objectives
In February 2025, the Compensation Committee established personal strategic objectives for our CEO that aligned with the Company’s most critical strategic priorities for the year, and our CEO worked with the Compensation Committee to establish personal strategic objectives for each of the other named executive officers that were aligned to their most critical priorities for the year, reflecting the unique role of each named executive officer. These personal strategic objectives were designed to incentivize the named executive officers to achieve strong business performance and progress against key corporate initiatives with respect to the Company and their function. These objectives focused on achieving leading and/or expanded market share in every product category in which we compete; attracting, developing, rewarding and retaining highly skilled associates; building a more direct relationship with the dedicated golfer; driving operational efficiencies; excelling in business-critical markets; and executing on our strategies and plans for growth. Personal strategic objectives for 2025 could be earned between 0% and 200% of target.
Annual Cash Incentive Opportunities
Each named executive officer's annual incentive target was set as a percentage of base salary, reflecting his or her position, responsibility and experience, and was determined by the Compensation Committee to be competitive with the annual incentive opportunities of similarly positioned executives of comparable companies. The 2025 incentive target, as a percentage of base salary, increased by 10% for each of Ms. Bohn and Mr. Pelisek, and by 5% for Mr. Lindner based on the Compensation Committee's determination that such increases would further align their annual incentive opportunities with those of executives holding similar positions at companies within our composite market group. The Compensation Committee determined to leave the 2025 incentive targets for each of Messrs. Maher and Sullivan unchanged from their respective 2024 incentive targets.
The following table presents the 2025 annual cash incentive opportunity for each of the named executive officers.

Name	Target % of Base Salary (%)	Base Salary ($)	Target Incentive ($)

David Maher	130	1,170,000	1,521,000
Sean Sullivan	85	730,000	620,500
Mary Louise Bohn	75	635,000	476,250
Steven Pelisek	75	635,000	476,250
Christopher Lindner	70	600,000	420,000

2026 Proxy Statement	Acushnet Holdings Corp. 35

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Actual 2025 Annual Cash Incentive Payout
In 2025, the Company's financial performance objectives were achieved as shown in the following table.

Financial Performance Objective	Target Performance	Actual Performance	Achievement Level

Adjusted EBITDA(1)	$412.0M	$410.4M	98.7%
Segment OI (Titleist golf equipment)	$259.2M	$244.9M	84.2%
Segment OI (FootJoy golf wear)	$29.1M	$28.5M	93.0%
(1)    See "Management's Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations," Item 7 of Part II to our Annual Report on Form 10-K for the year ended December 31, 2025, for a reconciliation of Adjusted EBITDA to net income attributable to Acushnet Holdings Corp., the most directly comparable GAAP financial measure.
The Compensation Committee took a balanced view in determining achievement levels for each of the named executive officers' personal strategic objectives. In addition to each named executive officer's individual performance against their personal strategic objectives, the Compensation Committee considered the Company's financial results, and the extent to which the named executive officers collectively executed towards delivering long-term value to our stockholders. The Compensation Committee also considered the perspective of our CEO in determining the achievement levels for each of the named executive officers other than our CEO. Based on this balanced view, and taking into consideration the unexpected and significant impact of a rapidly evolving tariff landscape throughout 2025, including the individual and collective efforts of the named executive officers to manage and mitigate the effects of those tariffs on the Company's business and results of operations, the Compensation Committee determined to set the achievement level for each named executive officer's personal strategic objectives such that all of the named executive officers received a comparable overall annual cash incentive achievement percentage for 2025.
The Compensation Committee did not exercise any additional positive or negative discretion with respect to the 2025 annual cash incentive payouts, which are set forth in the table below.

Name	Component	Weighting	Achievement Level	Weighted Achievement Level	Target Incentive Opportunity	Incentive Payout

David Maher	Adjusted EBITDA	90.0%	98.7%	88.8%	—	—
	Strategic Objectives	10.0%	99.0%	9.9%	—	—
	Total	100.0%	—	98.7%	$1,521,000	$1,501,227

Sean Sullivan	Adjusted EBITDA	90.0%	98.7%	88.8%	—	—
	Strategic Objectives	10.0%	99.0%	9.9%	—	—
	Total	100.0%	—	98.7%	$620,500	$612,434

Mary Louise Bohn	Adjusted EBITDA	75.0%	98.7%	74.0%	—	—
	Segment OI	15.0%	84.2%	12.6%	—	—
	Strategic Objectives	10.0%	120.0%	12.0%	—	—
	Total	100.0%	—	98.7%	$476,250	$470,059

36 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Name	Component	Weighting	Achievement Level	Weighted Achievement Level	Target Incentive Opportunity	Incentive Payout

Steven Pelisek	Adjusted EBITDA	75.0%	98.7%	74.0%	—	—
	Segment OI	15.0%	84.2%	12.6%	—	—
	Strategic Objectives	10.0%	120.0%	12.0%	—	—
	Total	100.0%	—	98.7%	$476,250	$470,059

Christopher Lindner	Adjusted EBITDA	75.0%	98.7%	74.0%	—	—
	Segment OI	15.0%	93.0%	14.0%	—	—
	Strategic Objectives	10.0%	107.0%	10.7%	—	—
	Total	100.0%	—	98.7%	$420,000	$414,540

LONG-TERM INCENTIVES
2025 Long-Term Incentive Program Design
Consistent with its compensation philosophy and as a means of further aligning the interests of the named executive officers with the interests of the Company's stockholders, in 2025 the Compensation Committee granted a substantial portion of each named executive officer's total compensation in the form of long-term, stock-based, incentive compensation. In addition, within the Company's long-term incentive compensation framework, the Compensation Committee continued to place a greater portion of the named executive officers' long-term compensation "at risk" in the form of PSUs, with the goal of ensuring that above-market compensation required above-market performance. For 2025, 60% of each named executive officer's long-term incentive grant value (measured at target) was issued in the form of PSUs, with the remaining 40% issued in the form of RSUs. The RSUs vest ratably over a three-year period, generally subject to the named executive officer's continued employment with the Company through each vesting date, and the PSUs will cliff-vest after three years, generally subject to the named executive officer's continued employment with the Company and the Company's achievement of predetermined performance metrics. As with previous PSU grants, 50% of the PSU awards are eligible to be earned based on the Company's achievement of certain three-year cumulative adjusted operating income goals, and 50% are eligible to be earned based on the Company's three-year average return on invested capital. The Compensation Committee currently anticipates that it will continue to make long-term incentive grants annually.
2025 Long-Term Incentive Grants
In determining the target value of the RSUs and PSUs, the Compensation Committee worked with Pearl Meyer to review each named executive officer's total compensation in relation to composite market group data and the Company's desire to link named executive officer compensation to stockholder return. Based on these considerations, the Compensation Committee established an annual target value for each named executive officer's long-term incentive grants that was intended to appropriately incentivize the named executive officer to help the Company achieve and maintain its leadership position in the markets in which we compete. As a result, the Compensation Committee increased the long-term incentive annual target values by 13.0% for Mr. Maher, by 5.0% for Mr. Sullivan, by 4.2% for each of Ms. Bohn and Mr. Pelisek, and by 4.5% for Mr. Lindner. The target number of shares underlying the RSU and PSU awards was determined by reference to the closing price of our common stock on the NYSE on the date the Compensation Committee approved the grants.

2026 Proxy Statement	Acushnet Holdings Corp. 37

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

The long-term incentive awards granted to the named executive officers in 2025 are presented in the following table.

Name and Award Type	Grant Date	Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards at Target ($)

David Maher
RSU	February 13, 2025	38,188	2,600,029
PSU	February 13, 2025	57,177	3,900,043
Sean Sullivan
RSU	February 13, 2025	12,315	840,006
PSU	February 13, 2025	18,473	1,260,043
Mary Louise Bohn
RSU	February 13, 2025	7,331	500,048
PSU	February 13, 2025	10,996	750,037
Steven Pelisek
RSU	February 13, 2025	7,331	500,048
PSU	February 13, 2025	10,996	750,037
Christopher Lindner
RSU	February 13, 2025	6,744	460,008
PSU	February 13, 2025	10,116	690,012

2023-2025 PSU Goals and Results
Consistent with its goal of aligning executive compensation with the Company’s long-term performance, the Compensation Committee granted PSUs in 2023 to the named executive officers employed by the Company at that time because it believed such grants incentivized the named executive officers to execute the Company's three-year strategic plan.
The PSUs granted in 2023 vested on February 1, 2026, and were earned based on the Company's achievement of predetermined performance metrics. Of these PSU awards, 50% were eligible to be earned based on the Company's achievement of certain three-year cumulative adjusted operating income goals, and 50% were eligible to be earned based on the Company's three-year average return on invested capital. The Compensation Committee chose adjusted operating income because it measured how profitably management operated the Company over the three-year performance period and was distinct from the profitability metric (Adjusted EBITDA) used in the Company's annual cash incentive plan, and chose return on invested capital because it measured the efficiency of the Company's deployment of capital. The following table presents the Company's achievement against these two performance metrics and the resulting percentages of PSUs that became earned based on these results.

38 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

	Adjusted Operating Income ($)(1)	Payout (%)	Return on Invested Capital (%)	Payout (%)	Combined (%)

Threshold	741.2M	50.0	11.75	50.0
Target	839.0M	100.0	14.00	100.0
Max	1044.8M	200.0	16.25	200.0
Achievement	915.3M	114.7	14.80	135.6	125.1
(1)    Adjusted operating income was calculated by excluding M&A transaction, restructuring and impairment expenses from the Company's income from operations for 2023, 2024 and 2025, as reported in the Company's audited financial statements.
The actual number of PSUs earned by the named executive officers is equal to the sum of the target award opportunity and Dividend Equivalent Rights ("DERs") issued for each individual, as applicable, multiplied by the payout percentage of 125.1% for the three-year cycle, as shown below.

Name	2023 PSU Target Award (in shares) (#)	DERs Issued(1) (#)	Performance Factor (%)	Earned PSUs (in shares) (#)

David Maher	61,754	1,270.4	125.1	78,844
Sean Sullivan	26,219	—	125.1	32,800
Mary Louise Bohn	13,586	558.95	125.1	17,695
Steven Pelisek	13,586	—	125.1	16,996
Christopher Lindner	13,586	—	125.1	16,996
(1)    Shares reported include DERs on shares deferred by Mr. Maher and Ms. Bohn pursuant to the Company's Employee Deferral Plan. DERs were paid in cash for officers who elected not to defer the underlying shares subject to the PSUs. See "Compensation Discussion and Analysis – Components of Our Executive Compensation Program – Deferred Compensation" below.
BENEFITS AND PERQUISITES
The named executive officers receive various benefits in order to enhance their productivity, provide for healthcare needs and encourage work/life balance. In addition to providing the named executive officers with the same broad-based health and welfare benefits made available to our associates generally, including health, dental and vision coverage, coverage under various insurance plans, including life, long-term disability, and accidental death and dismemberment insurance, as well as paid time off, the Company also provides the named executive officers with financial planning services, subsidized golf club memberships and a limited amount of the Company's golf equipment, gear and wear, in each case, consistent with the Company's position as a leader in the golf industry.
The Company from time to time provides other benefits to associates or officers as a group or to an individual officer as warranted, including, for example, in connection with executive relocations. See the “Summary Compensation Table” and related footnotes below for additional information about the value of benefits and perquisites provided to the named executive officers in 2025.
Retirement Plans
The Company maintains a qualified defined benefit pension plan, a nonqualified defined benefit pension plan and a qualified defined contribution plan that provide for the payment of retirement benefits to participants. After meeting certain requirements, a participant acquires a vested right to benefits under these plans.

2026 Proxy Statement	Acushnet Holdings Corp. 39

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Pension Plan
The Company has historically provided retirement plan benefits to its associates under the Acushnet Company Pension Plan (the “Pension Plan”). The Pension Plan is a qualified defined benefit pension plan that provides retirement benefits commencing on the participant’s normal retirement date, which is the first day of the calendar month coincident with or next following a participant’s 65th birthday, based on participant earnings. Each of the named executive officers, other than Messrs. Sullivan and Lindner (each of whom commenced employment after the Pension Plan was closed to new participants), is a participant in the Pension Plan and is fully vested in his or her benefits under the Pension Plan. Payouts under the Pension Plan are normally made in the form of a life annuity, unless another payment option is elected. Effective December 31, 2015, the Pension Plan was closed to new participants and benefit accruals ceased for members (1) who had not then attained 50 years of age and completed at least ten years of service or (2) who did not then have a combined age and years of service of 70 or more.
SERP
The Company also maintains a supplemental executive retirement plan (the “SERP”), which is an unfunded excess benefit plan that supplements the benefits payable under the Pension Plan. Each of the named executive officers, other than Messrs. Sullivan and Lindner (each of whom commenced employment after the SERP was amended to cease benefit accruals for certain participants, as described below), is a participant in the SERP and is fully vested in his or her benefits under the SERP. Benefits payable under the SERP are generally paid to participants in a lump sum during the 60-day period following the participant’s retirement date, subject to any delay required under applicable tax rules. Effective December 31, 2015, the SERP was amended to cease benefit accruals for participants (1) who had not then attained 50 years of age and completed at least ten years of service or (2) who did not then have a combined age and years of service of 70 or more. Additionally, the Company has established and partially funded a rabbi trust to provide a source of funds for benefits payable from the SERP.
Defined Contribution Plan
The Acushnet Company 401(k) Plan (the “401(k) Plan”) allows participants to defer a portion of their compensation into the 401(k) Plan, with the Company providing a matching contribution on such deferrals of up to 3.5% of the participant’s eligible compensation for those participants who are eligible to participate in the Pension Plan and of up to 6.0% for those who are not eligible to participate in the Pension Plan. Each of the named executive officers participates in the 401(k) Plan.
RETIREE HEALTH BENEFITS
The Company maintains a retiree medical health plan, which provides medical coverage to associates who retire directly from the Company, are age 55 or over, have completed 10 or more years of service and were hired prior to January 1, 2004. The costs under this plan are shared between the Company and the retiree with the costs split based on years of service and date of retirement. This split is specific to each retiree and does not change over time. Under the plan, retirees and their spouses under age 65 are eligible for the same medical and dental plans available to active associates and retirees age 65 and over are eligible for retiree-specific plans. Each of Ms. Bohn and Messrs. Maher and Pelisek is eligible for the retiree medical plan. Messrs. Sullivan and Lindner are not eligible for the program based on their dates of hire.
DEFERRED COMPENSATION
The Company established the Excess Deferral Plan II (“EDP”) in 2005 for the purpose of providing deferred compensation for a select group of management or highly compensated associates, including Ms. Bohn and Messrs. Maher and Pelisek. The other named executive officers were either not participants in, or eligible for, the EDP. As of July 29, 2011, in connection with a prior sale of the Company, all Company matching contributions and associate contributions to the plan were frozen and associate salary and incentive deferral accounts were distributed. All that remains in the EDP is the portion of participants’ accounts attributable to Company matching credits to the plan made prior to July 29, 2011. See “Nonqualified Deferred Compensation for 2025” below for information relating to the EDP accounts of the named executive officers.

40 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

In December 2017, the Company established the Employee Deferral Plan, a nonqualified deferred compensation plan, for the purpose of allowing eligible participants, including the named executive officers, to elect to defer the receipt of all or any portion of shares of our common stock issuable upon the vesting of PSUs and RSUs under the Acushnet Holdings Corp. Amended and Restated 2015 Omnibus Incentive Plan (the "Incentive Plan"). Participants who elect to defer PSUs and RSUs will be credited with dividend equivalent rights with respect to their deferred PSUs and RSUs to the extent the Company pays an ordinary cash dividend on our common stock. Mr. Maher and Ms. Bohn elected to defer the receipt of some or all of the shares under RSU awards that began to vest following the conclusion of the 2018 fiscal year, as well as shares under PSU awards that were earned based on Company performance for the three-year period ending December 31, 2025, as further detailed below in “–Outstanding Equity Awards as of December 31, 2025.”
SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS
Executive Severance Plan
In 2025, all of the named executive officers except for Mr. Maher were eligible for severance benefits under the Acushnet Executive Severance Plan (the “Executive Severance Plan”) upon a termination of the executive’s employment, except in the event of a termination due to the named executive officer’s resignation (other than a voluntarily termination because his or her job location has been relocated more than 35 miles from the named executive officer’s former job location, for which severance benefits are payable), retirement, death, disability or cause. See “–Potential Payments Upon Termination or Change in Control” below for information relating to the severance payable to the named executive officers under the Executive Severance Plan. Mr. Maher’s severance and change in control entitlements are set forth in the CEO Agreement (as defined below).
During the first quarter of 2019, the Executive Severance Plan was amended and restated to provide for (among other updates) a reduction in the amount of base salary and target bonus to be paid to a covered executive upon a qualifying termination of employment. The provisions of the amended plan, which were effective January 1, 2019, apply to those executives hired as, or promoted to, an executive officer on or after the effective date.
EXECUTIVE AGREEMENTS
In connection with Mr. Maher’s promotion to President and CEO, effective January 1, 2018, the Company and Mr. Maher entered into an employment agreement, effective on the same date, setting forth the terms and conditions of his employment with the Company (the “CEO Agreement”), including his initial base salary and target bonus under our annual cash incentive program (each of which has been subsequently increased) as well as the terms of an equity grant in the form of RSUs, which has now fully vested. Mr. Maher's severance entitlements under the CEO Agreement are described under "–Potential Payments Upon Termination or Change in Control" below.
In connection with Mr. Sullivan's appointment as Executive Vice President, CFO, effective June 1, 2023, the Company and Mr. Sullivan entered into a letter agreement, effective on the same date, setting forth the terms and conditions of his employment with the Company (the "CFO Agreement"), including (i) his initial base salary and target bonus under our annual cash incentive program (each of which has been subsequently increased), (ii) the terms of an equity grant in the form of PSUs (which vest after a three-year period, subject to Company achievement against certain performance metrics) and RSUs (which vest ratably over a three-year period), (iii) the terms of a one-time new hire grant of RSUs, which has now fully vested, and (iv) reimbursement for relocation expenses and legal fees incurred in connection with commencing employment with the Company. Mr. Sullivan's severance entitlements under the CFO Agreement are described under "–Potential Payments Upon Termination or Change in Control" below.

2026 Proxy Statement	Acushnet Holdings Corp. 41

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

STOCK OWNERSHIP POLICY
In April 2017, the Board adopted a stock ownership policy reflecting the Board’s belief that executives should accumulate a meaningful level of ownership in Company stock to align their interests with the interests of our stockholders. The policy (as amended thereafter) provides that our executive officers who are members of the Company's Corporate Management Committee ("CMC") and our non-employee directors (each, a "Covered Person") are required to achieve and maintain minimum stock ownership amounts as follows:

Position	Stock Ownership Requirement

Chief Executive Officer	6 times base salary
Other CMC Section 16 Officers	3 times base salary
Non-Employee Directors	5 times annual cash retainer
Under our stock ownership policy, unless and until a Covered Person has satisfied the applicable individual stock ownership requirement set forth in the table above, such Covered Person is required to retain an amount equal to or exceeding 50% of the aggregate net shares received as a result of the exercise, vesting or payment of any Company equity awards granted to the Covered Person. For purposes of this policy, "stock ownership" includes: shares owned directly; shares owned jointly with or separately by the Covered Person's spouse; shares held in trust for the benefit of the Covered Person or one or more immediate family members; vested restricted stock units or other vested restricted shares that have not been settled; shares or share equivalents held in qualified or nonqualified savings, profit-sharing or deferred compensation accounts; shares owned by a partnership, limited liability or other entity to the extent of the Covered Person's interest therein (or the interest therein of the Covered Person's immediate family members residing in the same household) but only if the individual has or shares power to vote or dispose of the shares; and, to the extent not included in any of the foregoing categories, any shares designated as beneficially owned by the Covered Person in the Company's most recent proxy statement. At the end of 2025, all of the named executive officers and non-employee directors were in compliance with our stock ownership policy.
CLAWBACK POLICY
In addition to the provisions in the Incentive Plan that allow for recoupment of incentive compensation in certain circumstances, the Company maintains a stand-alone clawback policy, which was updated in 2023 to comply with NYSE listing standards implementing Rule 10D-1 of the Exchange Act. If we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, the clawback policy provides for mandatory recoupment of improperly paid incentive compensation to our current and former executive officers during the three years immediately preceding the year of the restatement. The Compensation Committee is required to seek recovery of erroneously-paid compensation to the full extent permitted by applicable law. Any recoupment under the clawback policy would be without prejudice to other remedies the Company may have for the adjustment or recovery of compensation.
SECURITIES TRADING POLICY; EQUITY GRANTS
We have adopted a Securities Trading Policy that governs the purchase, sale and other transactions in Company securities by the Company's directors, officers, associates and other covered persons, as well as the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable NYSE listing standards.
Our Securities Trading Policy also prohibits our directors, officers and associates from (i) trading in options, warrants, puts and calls or similar instruments on the Company’s securities or short-selling securities, (ii) engaging in any transactions that are designed to hedge or offset any decrease in the market value of the Company’s securities or (iii) without first obtaining pre-clearance from our Chief Legal Officer, pledging the Company’s securities as collateral for a loan, borrowing against any account in which the Company's securities are held or purchasing the Company’s securities on margin.

42 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

The Compensation Committee does not schedule equity award grant dates in anticipation of the release of material non-public information, and the Company does not have any plans, programs or practices of timing the release of material non-public information in order to affect the value of executive compensation.
COMPENSATION RISK ASSESSMENT
The potential risks associated with the Company’s compensation programs were considered when these programs were established. It was the judgment of the Board that our compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on the Company. Factors considered by the Board in reaching this judgment included that:
•the Company provides a competitive base salary, retirement and health benefits programs, which are fixed amounts;
•the Company maintains caps on its management incentive compensation programs;
•the Company’s equity incentives vest over multiple years;
•the Company maintains stock ownership guidelines that facilitate ownership and alignment with stockholders;
•the Company sets performance thresholds that it believes are likely to be achieved, with greater performance requirements for target and maximum goals;
•incentive compensation results are interpolated between the goals such that once the Company achieves the threshold goal, a small incremental improvement in performance does not result in a large incremental compensation payout;
•the Compensation Committee retains the right to make negative discretionary adjustments to certain incentive awards to the extent warranted; and
•the Compensation Committee has the right to cancel outstanding equity-based awards in certain circumstances.
TAX CONSIDERATIONS
As a result of federal tax legislation enacted in December 2017, compensation paid to certain of our executive officers in excess of $1 million will not generally be deductible unless it qualifies for transition relief applicable to certain arrangements and awards in place as of November 2, 2017 that are not materially modified after such date. The Compensation Committee believes its primary responsibility is to provide a compensation program that satisfies the objectives and principles described in this Compensation Discussion & Analysis and, as a result, approves and awards compensation that is not tax deductible or that is otherwise limited as to tax deductibility.

2026 Proxy Statement	Acushnet Holdings Corp. 43

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Submitted by the Compensation Committee of the Company's Board of Directors:

Steven Tishman, Chair
Ho Yeon (Aaron) Lee
Jan Singer

44 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Summary Compensation Table

The following table summarizes the compensation paid to or earned by the Company’s named executive officers for the years ended December 31, 2025, 2024 and 2023. For a description of the components of the Company’s 2025 executive compensation program, see “Compensation Discussion and Analysis – Components of Our Executive Compensation Program.”

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)		Total ($)

David Maher President and Chief Executive Officer	2025	1,170,000	—	6,500,072	1,501,227	1,404,125	60,132	(4)	10,635,556
	2024	1,125,000	—	5,750,032	1,570,725	1,240,517	55,602		9,741,876
	2023	1,082,000	—	5,000,048	1,737,259	965,037	54,373		8,838,717

Sean Sullivan Executive Vice President, Chief Financial Officer	2025	730,000	—	2,100,049	612,434	—	65,790	(5)	3,508,273
	2024	705,000	—	2,000,095	643,595	—	40,069		3,388,759
	2023	342,692	—	5,500,089	767,678	—	305,973		6,916,432

Mary Louise Bohn President - Titleist Golf Balls	2025	635,000	—	1,250,085	470,059	443,576	56,424	(6)	2,855,144
	2024	610,000	—	1,200,058	425,841	1,056,277	48,070		3,340,246
	2023	575,000	—	1,100,046	500,078	489,414	54,667		2,719,205

Steven Pelisek President - Titleist Golf Clubs	2025	635,000	—	1,250,085	470,059	412,715	27,013	(7)	2,794,872
	2024	610,000	—	1,200,058	425,841	979,265	27,184		3,242,348
	2023	575,000	—	1,100,046	500,078	514,634	61,836		2,751,594

Christopher Lindner President - FootJoy	2025	600,000	—	1,150,020	414,540	—	43,719	(8)	2,208,279
	2024	575,000	—	1,100,035	401,408	—	39,391		2,115,834
	2023	575,000	—	1,100,046	500,078	—	25,819		2,200,943
(1)Represents the aggregate grant date fair value of RSUs and PSUs granted to Ms. Bohn and Messrs. Maher, Sullivan, Pelisek and Lindner in 2025, 2024 and 2023, as applicable, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation ("ASC Topic 718"), based on the closing price of our common stock on the NYSE on the date of grant, without taking into account estimated forfeitures. For additional information used in calculating the amounts for Ms. Bohn and Messrs. Maher, Sullivan, Pelisek and Lindner, please see Note 17 (Equity Incentive Plans) to our Consolidated Financial Statements in Part II, Item 8 of our Annual Reports on Form 10-K for the years ended December 31, 2025, December 31, 2024 and December 31, 2023. Terms of the RSUs and PSUs granted in 2025 are summarized under “Compensation Discussion and Analysis – Long-Term Incentives” above. With respect to the PSU grants, the estimate of the grant date fair value determined in accordance with ASC Topic 718, which is based on the probable outcome as of the grant date, assumes vesting at target. Assuming the achievement of maximum performance, the grant date fair value of the PSUs granted in 2025 for each of the named executive officers would be as follows: Mr. Maher ($7,800,086); Mr. Sullivan ($2,520,086); Ms. Bohn ($1,500,074); Mr. Pelisek ($1,500,074); and Mr. Lindner ($1,380,024).

2026 Proxy Statement	Acushnet Holdings Corp. 45

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

(2)Represents the actual amounts earned under the Company’s annual cash incentive plan for each of the years presented. For additional information regarding our annual cash incentive program, see “Compensation Discussion and Analysis – Components of Our Executive Compensation Program – Annual Cash Incentives” above.
(3)The values that appear in the table represent the change in the present value of the retirement benefits under the Pension Plan and the SERP. In general, these values can vary significantly from year to year as a result of changes in the actuarial assumptions that are used to prepare the Company's consolidated financial statements, as well as increases in a participant's pensionable pay and/or his or her receipt of additional years of service credit. In 2025, the present value of the retirement benefits under the Pension Plan and the SERP for each of Messrs. Maher and Pelisek and Ms. Bohn increased by $1,404,125, $412,715 and $443,576, respectively. For more information about the Pension Plan and the SERP, see "Pension Benefits for 2025" below.
(4)Includes compensation for unused accrued vacation of $21,635; 401(k) employer match of $11,906; reimbursement for golf club dues of $20,475; payments for financial planning services of $1,500; attendance cost for sporting events of $1,750; and Company golf equipment, gear and wear.
(5)Includes compensation for 401(k) employer match of $8,354; reimbursement for golf club dues of $49,955; payments for financial planning services of $5,950; attendance cost for sporting events of $875; and Company golf equipment, gear and wear.
(6)Includes compensation for unused accrued vacation of $11,731; 401(k) employer match of $12,226; reimbursement for golf club dues of $18,800; payments for financial planning services of $10,118; and Company golf equipment, gear and wear.
(7)Includes compensation for 401(k) employer match of $12,250; payments for financial planning services of $1,575; reimbursement for golf club dues of $12,180; attendance cost for sporting events of $310; and Company golf equipment, gear and wear.
(8)Includes compensation for 401(k) employer match of $17,573; payments for financial planning services of $7,500; reimbursement for golf club dues of $13,612; attendance cost for sporting events of $1,750; and Company golf equipment, gear and wear.

Other than the CEO Agreement with Mr. Maher and the CFO Agreement with Mr. Sullivan, the Company has not entered into any employment agreements with the named executive officers. Each named executive officer participates in the 401(k) Plan and each named executive officer, other than Messrs. Sullivan and Lindner, is entitled to vested benefits under the Pension Plan and SERP. Messrs. Sullivan and Lindner are not eligible to participate in the Pension Plan or the SERP based on their dates of hire. For additional information concerning our retirement programs, see “Compensation Discussion and Analysis – Retirement Plans.”

46 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Grants of Plan-Based Awards in 2025

The following table sets forth certain information with respect to our annual cash incentive program awards, as well as the equity grants made to each of the named executive officers during 2025.

Name and Award Type	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold	Target	Maximum	Threshold	Target	Maximum

David Maher	—		760,500	1,521,000	3,042,000	—	—	—	—	—
	2/13/2025	(2)	—	—	—	—	—	—	38,118	2,600,029
	2/13/2025	(3)	—	—	—	28,589	57,177	114,354	—	3,900,043

Sean Sullivan	—		310,250	620,500	1,241,000	—	—	—	—	—
	2/13/2025	(2)	—	—	—	—	—	—	12,315	840,006
	2/13/2025	(3)	—	—	—	9,237	18,473	36,946	—	1,260,043

Mary Louise Bohn	—		238,125	476,250	952,500	—	—	—	—	—
	2/13/2025	(2)	—	—	—	—	—	—	7,331	500,048
	2/13/2025	(3)	—	—	—	5,498	10,996	21,992	—	750,037

Steven Pelisek	—		238,125	476,250	952,500	—	—	—	—	—
	2/13/2025	(2)	—	—	—	—	—	—	7,331	500,048
	2/13/2025	(3)	—	—	—	5,498	10,996	21,992	—	750,037

Christopher Lindner	—		210,000	420,000	840,000	—	—	—	—	—
	2/13/2025	(2)	—	—	—	—	—	—	6,744	460,008
	2/13/2025	(3)	—	—	—	5,058	10,116	20,232	—	690,012

(1)Represents award opportunities under our annual cash incentive program. As described above under “Compensation Discussion and Analysis – Annual Cash Incentives,” actual payments under our annual cash incentive program were tied to a combination of Company Adjusted EBITDA targets, Segment OI targets and individual achievement of personal strategic objectives. For 2025, the Compensation Committee determined that for annual incentive payment purposes, the Company achieved Adjusted EBITDA of $410.4 million, the Company's Titleist golf equipment and FootJoy golf wear segments achieved Segment OI of $244.9 million and $28.5 million, respectively, and each of the named executive officers achieved their respective individual strategic objectives to varying degrees, which resulted in an achievement level of 98.7% of the incentive target for each of the named executive officers.
(2)Represents the grant date fair value of RSUs granted to the named executive officers computed in accordance with ASC Topic 718, without taking into account estimated forfeitures. One-third of the RSUs held by each of the named executive officers vested on February 1, 2026, and the remaining RSUs held by each of the named executive officers will vest as to one-third of the shares subject to the award on each of February 1, 2027 and February 1, 2028, generally subject to continued employment with the Company on each vesting date.
(3)The PSUs granted to the named executive officers during 2025 will vest on February 1, 2028, generally subject to the achievement of adjusted operating income and average return on invested capital goals and continued employment with the Company on the vesting date. The grant date fair value reflects the number of shares of our Common Stock issuable under our PSUs assuming achievement at the target level of performance. See footnote 1 to the Summary Compensation Table.

2026 Proxy Statement	Acushnet Holdings Corp. 47

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Outstanding Equity Awards as of December 31, 2025

		Stock Awards(1)
Name	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(2)

David Maher	February 13, 2025	38,118	3,042,579	—	—
	February 13, 2025	—	—	57,177	4,563,868
	February 15, 2024	22,964	1,832,986	—	—
	February 15, 2024	—	—	51,670	4,124,299
	February 10, 2023	14,004	1,117,799	—	—
	February 10, 2023	—	—	78,843	6,293,248

Sean Sullivan	February 13, 2025	12,315	982,983	—	—
	February 13, 2025	—	—	18,473	1,474,515
	February 15, 2024	7,988	637,602	—	—
	February 15, 2024	—	—	17,973	1,434,605
	June 1, 2023	5,826	465,031	—	—
	June 1, 2023	—	—	32,799	2,618,016

Mary Louise Bohn	February 13, 2025	7,425	592,664	—	—
	February 13, 2025	—	—	11,138	889,035
	February 15, 2024	4,918	392,555	—	—
	February 15, 2024	—	—	11,067	883,368
	February 10, 2023	3,143	250,874	—	—
	February 10, 2023	—	—	17,695	1,412,415

Steven Pelisek	February 13, 2025	7,331	585,160	—	—
	February 13, 2025	—	—	10,996	877,701
	February 15, 2024	4,792	382,497	—	—
	February 15, 2024	—	—	10,784	860,779
	February 10, 2023	3,019	240,977	—	—
	February 10, 2023	—	—	16,996	1,356,621

48 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

		Stock Awards(1)
Name	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(2)

Christopher Lindner	February 13, 2025	6,744	538,306	—	—
	February 13, 2025	—	—	10,116	807,459
	February 15, 2024	4,393	350,649	—	—
	February 15, 2024	—	—	9,885	789,021
	February 10, 2023	3,019	240,977	—	—
	February 10, 2023	—	—	16,996	1,356,621

(1)Represents the RSUs and PSUs granted to the named executive officers in 2025, 2024 and 2023. See footnotes 2 and 3 to the "Grants of Plan-Based Awards in 2025" table above for a description of the vesting terms applicable to the RSU and PSU awards granted to the named executive officers in 2025, including the dates on which such awards are scheduled to vest. One-third of the RSUs granted to the named executive officers in 2023 subsequently vested on February 1, 2026. One-third of the RSUs granted to the named executive officers in 2024 vested on February 1, 2025, and an additional one-third of the RSUs subsequently vested on February 1, 2026. The remaining RSUs granted to each of the named executive officers in 2024 will vest on February 1, 2027, generally subject to continued employment with the Company on the vesting date. Shares reported include dividend equivalent rights on shares deferred by Mr. Maher and Ms. Bohn pursuant to the Company's Employee Deferral Plan. See "Compensation Discussion and Analysis – Components of Our Executive Compensation Program – Deferred Compensation" above.
(2)Values determined based on the closing price of our common stock ($79.82) on December 31, 2025.
(3)Reflects (i) the number of shares issuable under the PSU awards granted in 2025 and 2024 assuming achievement at the target level of performance, and (ii) the number of shares issuable under the PSU awards granted in 2023 based on the actual level of performance achieved upon conclusion of the applicable performance period.

2026 Proxy Statement	Acushnet Holdings Corp. 49

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Stock Vested in 2025

The following table sets forth information regarding the vesting of RSUs and PSUs during 2025 for the named executive officers.

		Stock Awards
Name	Grant Date	Number of RSU Shares Acquired on Vesting(1) (#)		RSU Share Value Realized on Vesting(2) ($)	Number of PSU Shares Acquired on Vesting(1) ($)		PSU Share Value Realized on Vesting(2) ($)

David Maher	February 15, 2024	11,483		766,031	—		—
	February 10, 2023	14,090	(3)	924,040	—		—
	February 16, 2022	12,847	(3)	837,684	73,635	(3)	4,740,266

Sean Sullivan	February 15, 2024	3,994		266,440	—		—
	June 1, 2023	5,826		388,652	—		—

Mary Louise Bohn	February 15, 2024	2,459	(3)	158,380	—		—
	February 10, 2023	3,181	(3)	205,200	—		—
	February 16, 2022	3,290	(3)	212,555	18,720	(3)	1,205,690

Steven Pelisek	February 15, 2024	2,397		159,904	—		—
	February 10, 2023	3,019		201,397	—		—
	February 16, 2022	3,033		202,331	17,689		1,137,403

Christopher Lindner	February 15, 2024	2,197		146,562	—		—
	February 10, 2023	3,019		201,397	—		—
	February 16, 2022	3,033		202,331	17,689		1,137,403

(1)    Reflects the number of shares acquired by the named executive officers under RSUs and PSUs granted on the grant dates listed above, rounded to the nearest whole share.
(2)    Values determined based on the closing market price of our common stock on the settlement date multiplied by the number of shares vesting, except for Mr. Maher's February 16, 2022 and February 10, 2023 grants and Ms. Bohn's February 16, 2022, February 10, 2023 and February 15, 2024 grants, each of which were valued based on the closing market price of our common stock on the vesting date multiplied by the number of shares vesting. The receipt of shares deliverable under these awards was deferred pursuant to the Company's Employee Deferral Plan. See "Compensation Discussion and Analysis – Components of Our Executive Compensation Program – Deferred Compensation" above.
(3)    These amounts reflect vested shares in respect of RSU and PSU grants, together with dividend equivalents that have been credited on such vested shares, that have been deferred under the Company's Employee Deferral Plan until sixty days after the named executive officer's separation from service with the Company. These deferred amounts are included in "Nonqualified Deferred Compensation for 2025" below and further described in "Compensation Discussion and Analysis – Components of Our Executive Compensation Program – Deferred Compensation" above.

50 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Pension Benefits for 2025

The following table shows, as of December 31, 2025, each named executive officer’s years of credited service, present value of accumulated benefit and benefits received, if any, under the Company’s Pension Plan and the SERP.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

David Maher	Acushnet Company Pension Plan	34.67	632,808	—
	Acushnet Supplemental Executive Retirement Plan	34.67	8,082,581	—

Sean Sullivan	Acushnet Company Pension Plan	—	—	—
	Acushnet Supplemental Executive Retirement Plan	—	—	—

Mary Louise Bohn	Acushnet Company Pension Plan	39.00	1,306,117	—
	Acushnet Supplemental Executive Retirement Plan	39.00	5,255,714	—

Steven Pelisek	Acushnet Company Pension Plan	31.50	1,017,778	—
	Acushnet Supplemental Executive Retirement Plan	31.50	4,467,512	—

Christopher Lindner	Acushnet Company Pension Plan	—	—	—
	Acushnet Supplemental Executive Retirement Plan	—	—	—

(1)Number of years of credited service represents actual years of service.
(2)For purposes of calculating the present value of the accumulated pension benefits, we used the same assumptions used and described in Note 14 (Pension and Other Postretirement Benefits) to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2025, including a discount rate of 5.63% for the Pension Plan and 5.57% for the SERP.
Pension Plan
Effective December 31, 2015, the Pension Plan was closed to new participants and benefit accruals ceased for members who (1) had not then attained 50 years of age and completed at least ten years of service or (2) who did not then have a combined age and years of service of 70 or more. The Pension Plan is a tax qualified defined benefit pension plan and the SERP is a nonqualified defined benefit pension plan. Each plan provides for payment of retirement benefits to a plan participant commencing between the ages of 50 and 65, as well as for payment of certain disability pension benefits. After attaining age 50 or completing five years of vesting service, a plan participant acquires a vested right to future benefits. The benefits payable under each of the plans are generally determined on the basis of an associate’s length of service and/or earnings.

2026 Proxy Statement	Acushnet Holdings Corp. 51

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Each of the plans generally provides unreduced retirement benefits commencing on the participant’s normal retirement date, which is the first day of the calendar month coincident with or next following a participant’s 65th birthday, but a participant can receive reduced pension benefits as early as age 50. The Pension Plan provides benefits payable as either an annuity or a lump sum. Each of the named executive officers, other than Messrs. Sullivan and Lindner (each of whom commenced employment after the Pension Plan was closed to new participants), participates in the Pension Plan, is fully vested in his or her benefits under the Pension Plan and can commence his or her pension benefits immediately upon termination of employment.
Upon retirement, a salaried participant in the Pension Plan, such as each of the named executive officers, other than Messrs. Sullivan and Lindner, is entitled to a monthly benefit equal to the sum of (a) 0.9% of his or her average monthly rate of earnings multiplied by his or her years of credited service and (b) 0.55% of that portion of his or her average monthly rate of earnings that is in excess of his or her covered compensation, multiplied by the lesser of (1) 35 and (2) his or her years of credited service as a salaried associate. Average monthly compensation for this calculation is limited in accordance with the U.S. Internal Revenue Service compensation limit regulations under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended. At December 31, 2015, the Pension Plan was amended to freeze benefit accruals for certain participants and limit ongoing benefit accruals for other participants, based on age and service at that date. For participants who at December 31, 2015 had attained age of 50 and had completed at least ten years of service or had a combined age and years of service of 70 or more, the monthly benefit amount payable under the Pension Plan will equal the sum of (a) the participant’s frozen accrued pension benefit at December 31, 2015, plus (b) benefit accruals after that time reflecting only service and pay earned in 2016 and later and the benefit formula described above, but with final average annual compensation limited to $150,000.
If a plan participant dies after age 50 and before benefits commence under the Pension Plan, his or her spouse will generally be entitled to monthly pension benefits commencing on the first day of the month following the named executive officer’s death equal to 50% of the named executive officer’s assumed retirement pension, which is the monthly amount of pension benefits that he or she would have received had he or she retired immediately prior to his or her death while the joint and survivor annuity was in effect with a provision for continuance of 50% of his or her reduced amount of retirement benefit to his or her spouse. The spouse may instead elect to receive a lump distribution equal to an amount that would be actuarially equivalent to the monthly benefit otherwise payable. If the plan participant has no spouse, his or her beneficiary will be eligible to receive a lump sum distribution, calculated as noted above, using the assumption that the participant and beneficiary were of the same age. See “–Pension Benefits for 2025” above for information relating to the accumulated benefits of the named executive officers.
SERP
The SERP is a nonqualified, unfunded excess benefit plan that supplements the benefits payable under the Pension Plan. Upon a participant’s retirement, the participant will be entitled to a benefit under the SERP equal to the difference between (a) and (b), where (a) is the sum of (A) 0.9% of his or her average monthly rate of earnings multiplied by his or her years of credited service and (B) 0.55% of that portion of his or her average monthly rate of earnings that is in excess of his or her covered compensation, multiplied by the lesser of (1) 35 and (2) his or her years of credited service as a salaried associate, and (b) is the benefit payable under the Pension Plan. Monthly average compensation for items (A) and (B) immediately above is not limited. Benefits payable under the SERP are generally paid to participants in a lump sum during the 60-day period following the participant’s retirement date, subject to any delay required under applicable tax rules.
Ms. Bohn and Messrs. Maher and Pelisek are eligible to receive early retirement benefits under the Pension Plan and SERP. Messrs. Sullivan and Lindner are not eligible to participate in either the Pension Plan or SERP based on their dates of hire. If a participant retires early, he or she will be entitled to elect (1) a monthly retirement benefit as calculated above that commences on his or her normal retirement date or (2) a reduced benefit payable at his or her early retirement date. The early retirement benefit is equal to the 0.9% portion of his or her pension benefit reduced by the number of months by which his or her annuity starting date precedes his or her early retirement age multiplied by 0.003 and (b) 0.55% of the portion of his or her benefit reduced by 0.5% for each of the first 60 months that his or her annuity starting date precedes the early retirement age or (y) 0.3% for each month in excess of 60 that the annuity starting date precedes the early retirement age. Additionally, the Company has established and partially funded a rabbi trust to provide a source of funds for benefits payable from the SERP.

52 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Nonqualified Deferred Compensation for 2025

The following table provides a summary of the named executive officers’ accounts that remain outstanding in our EDP for 2025 and shares deferred in 2025, together with the total deferred amounts as of December 31, 2025, under the Company's Employee Deferral Plan. As of July 29, 2011, in connection with a prior sale of the Company, all Company matching contributions and associate contributions to the EDP were frozen and associate salary and incentive deferral accounts were distributed. All that remains in the EDP is the portion of participants’ accounts attributable to Company matching credits to the plan made prior to July 29, 2011. See “Compensation Discussion and Analysis – Components of Our Executive Compensation Program – Deferred Compensation” above.

Name	Executive Contributions in Last Fiscal Year ($)		Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year ($)

David Maher	5,079,730	(1)	—	1,118,932	—	44,176,033	(1)
	—		—	14,552	—	98,927	(2)

Sean Sullivan	—		—	—	—	—

Mary Louise Bohn	1,913,835	(1)	—	437,580	—	11,220,327	(1)
	—		—	11,517	—	96,960	(2)

Steven Pelisek	—		—	13,302	—	103,032	(2)

Christopher Lindner	—		—	—	—	—

(1)    Represents value of deferred shares, together with dividend equivalents that have been credited on such deferred shares, pursuant to the Company's Employee Deferral Plan. See "Compensation Discussion and Analysis – Components of Our Executive Compensation Program – Deferred Compensation" above.
(2)    Represents outstanding amounts under the EDP.
Ms. Bohn and Messrs. Maher and Pelisek participate in the EDP and are fully vested in their account balances. Account balances under the EDP are notionally invested in a variety of mutual funds selected by the plan participants from a list of fund investment options similar to the investment options available under the Company’s defined contribution plan. Participants earn annual market rate returns based on the performance of the funds. Upon a separation from the Company, Ms. Bohn and Messrs. Maher and Pelisek are entitled to the value of their accounts in a lump sum no later than (1) December 31st of the year in which the separation occurs or (2) 90 days following the date of termination, subject to any delay required under applicable tax rules.

2026 Proxy Statement	Acushnet Holdings Corp. 53

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Potential Payments Upon Termination or Change in Control

The table below quantifies the potential payments and benefits that would be provided to each named executive officer under each of the termination or change in control circumstances listed below. The amounts shown are based on the assumption that the triggering event took place on December 31, 2025.
The amounts shown in the table below do not include:
•payments and benefits to the extent they are provided generally to all salaried associates upon termination of employment or other circumstance and do not discriminate in scope, terms or operation in favor of the named executive officers;
•regular pension benefits under our Pension Plan or the SERP. See “–Pension Benefits for 2025” above; and
•distributions of plan balances under our 401(k) Plan, the EDP or delivery of deferred shares with respect to vested RSUs. See “–Nonqualified Deferred Compensation for 2025” above for information relating to the distributions of the EDP account balances and delivery of deferred shares with respect to vested RSUs, in each case with respect to the named executive officers.

54 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

	Retirement/ Voluntary Termination ($)	Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)	Termination For Cause ($)	Death or Disability ($)	Change in Control ($)		Change in Control followed by Involuntary Termination without Cause or Voluntary Termination with Good Reason ($)

David Maher
Annual incentive award(1)	1,501,227	1,501,227	—	1,501,227	—		1,501,227
Acceleration of Equity Awards(2)	3,179,489	—	—	29,663,009	14,146,117	(4)	29,663,009
Cash severance payment(3)	—	1,755,000	—	—	—		5,382,000
Life insurance	—	—	—	2,170,000	—		—
Accrued and unpaid vacation	135,000	135,000	135,000	135,000	—		135,000
Total	4,815,716	3,391,227	135,000	33,469,236	14,146,117		36,681,236
Sean Sullivan
Annual incentive award(1)	—	612,434	—	612,434	—		612,434
Acceleration of Equity Awards(2)	—	—	—	9,538,967	—		9,538,967
Cash severance payment(3)	—	1,095,000	—	—	—		1,460,000
Life insurance	—	—	—	731,000	—		—
Accrued and unpaid vacation	—	70,192	70,192	70,192	—		70,192
Total	—	1,777,626	70,192	10,952,593	—		11,681,593
Mary Louise Bohn
Annual incentive award(1)	470,059	470,059	—	470,059	—		470,059
Acceleration of Equity Awards(2)	674,187	—	—	6,193,595	3,038,791	(4)	6,193,595
Cash severance payment(3)	—	952,500	—	—	—		1,270,000
Life insurance	—	—	—	636,000	—		—
Accrued and unpaid vacation	73,269	73,269	73,269	73,269	—		73,269
Total	1,217,515	1,495,828	73,269	7,372,923	3,038,791		8,006,923
Steven Pelisek
Annual incentive award(1)	470,059	470,059	—	470,059	—		470,059
Acceleration of Equity Awards(2)	655,841	—	—	6,042,221	2,948,817	(4)	6,042,221
Cash severance payment(3)	—	952,500	—	—	—		1,270,000
Life insurance	—	—	—	826,800	—		—
Accrued and unpaid vacation	61,058	61,058	61,058	61,058	—		61,058
Total	1,186,958	1,483,617	61,058	7,400,138	2,948,817		7,843,338
Christopher Lindner
Annual incentive award(1)	—	414,540	—	414,540	—		414,540
Acceleration of Equity Awards(2)	—	—	—	5,679,519	—		5,679,519
Cash severance payment(3)	—	900,000	—	—	—		1,200,000
Life insurance	—	—	—	1,803,000	—		—
Accrued and unpaid vacation	—	46,154	46,154	46,154	—		46,154
Total	—	1,360,694	46,154	7,943,213	—		7,340,213

2026 Proxy Statement	Acushnet Holdings Corp. 55

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

(1)Represents the value of the annual cash incentive award earned for 2025 as included in the Summary Compensation Table. Other than in the case of a termination by the Company for cause, the named executive officer would receive the annual cash incentive award earned for 2025 even if his or her employment terminated prior to the actual cash payout date in 2026. See “Compensation Discussion and Analysis – Components of Our Executive Compensation Program – Annual Cash Incentives.”
(2)Represents the accelerated vesting of RSUs and PSUs in accordance with the terms of the applicable award agreements. The value attributable to the acceleration of these unvested awards is based on the closing price of our common stock ($79.82) on December 31, 2025, and with respect to the unvested PSU grants, assumes that the maximum level of performance was achieved.
(3)For Messrs. Maher and Sullivan, represents the amounts payable under the CEO Agreement and CFO Agreement, respectively, as described below. For the other named executive officers, the cash severance amount represents the amounts payable to the named executive officer under the Executive Severance Plan, as described below. Consistent with the terms of the Executive Severance Plan, in determining the amount of severance benefits for each of the named executive officers, the amount of the annual cash incentive to be paid as part of the severance benefits was offset by the annual incentive award earned by the named executive officer for 2025 (as included in the Summary Compensation Table and described in footnote 1 above), which resulted in no additional annual cash incentive as part of the severance benefits.
(4)Pursuant to the applicable award agreements, in the event of a change in control, all outstanding PSUs will be deemed earned at not less than target, and such PSUs will remain subject to the applicable service vesting conditions, with payment at the greater of actual performance levels and target. For purposes of calculating the amounts shown in the table, the named executive officers eligible for a full career retirement are deemed to have satisfied the applicable service vesting conditions and, therefore, upon a change in control, would become entitled to receive a pro-rated amount of their outstanding PSUs valued at not less than target.

56 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Severance and Change in Control Agreements

Executive Severance Plan
For 2025, all of the named executive officers, other than Mr. Maher, were eligible for severance benefits under our Executive Severance Plan. Mr. Maher’s severance and change in control entitlements are provided under the CEO Agreement, as described below. Certain of Mr. Sullivan's severance and change in control entitlements under the Executive Severance Plan are modified by the CFO Agreement, as described below.
Under the Executive Severance Plan, if the employment of a covered named executive officer who was hired or promoted to the CMC level before January 1, 2019 is terminated, other than following a change in control (as defined in the Executive Severance Plan), by the Company other than for cause or by the named executive officer because his or her job location has been relocated more than 35 miles from the named executive officer’s former job location, he or she will receive (a) 18 months of base salary payable in installments plus (b) one year of bonus (based on the target bonus for the year of termination) offset by any bonus amount actually paid under the terms of the Company’s annual bonus plan for the year of termination. If the named executive officer was hired or promoted to the CMC level January 1, 2019 or later, he or she will receive (a) 12 months of base salary plus (b) a pro-rated bonus (based on the target bonus for the year of termination and the number of days worked in the year of termination). The Executive Severance Plan also provides that during the severance period, medical benefits will be continued, with the Company continuing to make the same employer contributions as were in effect prior to the termination of the named executive officer’s employment.
Under the Executive Severance Plan, “cause” includes but is not limited to misconduct, negligence, dishonesty, criminal act, excessive absenteeism, and willful failure to perform job responsibilities and other conduct determined under the Company’s Code of Conduct or other policies to be “cause.”
If a change in control occurs, and within 18 months of the change in control, (1) the Company terminates a covered named executive officer other than for cause, (2) the named executive officer voluntarily terminates employment because his or her job location has been relocated more than 35 miles from his or her former job location, or (3) the named executive officer voluntarily terminates his or her employment due to (a) a material diminution in his or her duties, authority or responsibilities or (b) a material negative change in the named executive officer’s compensation, the named executive officer will receive: (x) 24 months of base salary payable in installments plus (y) one year of annual cash incentive (based on the greater of (i) target bonus for the year of termination or (ii) the annual cash incentive that would have been paid using the Company’s most recent financial performance outlook report that is available as of the named executive officer’s termination date), in each case, offset by any annual cash incentive amount actually paid under the terms of the Company’s annual cash incentive plan for the year of termination.
Payments under the Executive Severance Plan are subject to execution of a release of claims. For a period of the longer of 12 months after separation from employment or the severance period, a named executive officer may not, personally or on behalf of another party, whether directly or indirectly, solicit for employment any person employed by the Company in a salaried position during the year before separation from employment.

2026 Proxy Statement	Acushnet Holdings Corp. 57

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

If Mr. Maher’s employment is terminated by the Company without cause or by Mr. Maher for good reason (each as defined in the CEO Agreement) other than within twelve months following a change in control (as defined in the Incentive Plan), he will be entitled to the sum of (i) one and one-half times his base salary, (ii) his target annual bonus, (iii) any earned but unpaid annual bonus for the prior year and (iv) a pro-rata portion of his target annual bonus based on actual days employed in the year of termination, such amounts to be paid in one cash lump sum as soon as practicable after such qualifying termination. If Mr. Maher’s employment is terminated by the Company without cause or by Mr. Maher for good reason within twelve months following a change in control, he will be entitled to the sum of (i) two times his base salary, (ii) two times his target annual bonus, (iii) any earned but unpaid annual bonus for the prior year and (iv) a pro-rata portion of his target annual bonus based on actual days employed in the year of termination, such amounts to be paid in one cash lump sum as soon as practicable after such qualifying termination, and any outstanding Company equity interests will vest in full. If Mr. Maher’s employment is terminated as a result of his death or disability, he is entitled to the sum of (i) any earned but unpaid annual bonus for the prior year and (ii) a pro-rata portion of his target annual bonus based on days employed in the year of termination, such amounts to be paid in one cash lump sum as soon as practicable after such termination of employment. Mr. Maher is not entitled to receive severance if his employment is terminated for any other reason. Severance payments to Mr. Maher are subject to his execution of a release of claims and his continued compliance with the restrictive covenant obligations under the CEO Agreement.
If Mr. Sullivan's employment is terminated (1) by the Company other than for cause (as defined in the CFO Agreement) or (2) by Mr. Sullivan in the event of (a) a reduction in his compensation without his consent, (b) any material diminution in his duties, authority or responsibilities made without his consent, (c) any diminishing change is made to his job title without his consent, (d) his reporting structure is changed without his consent, (e) any breach by the Company of any of its obligations under the CFO Agreement, the Executive Severance Plan or any other written agreement between him and the Company and any of its affiliates or (f) any failure by any Successor Corporation (as defined in the CFO Agreement) to expressly assume the Executive Severance Plan as modified by the CFO Agreement, Mr. Sullivan will receive: (x) 18 months of base salary payable in installments, (y) an amount equal to Mr. Sullivan's bonus for the year immediately preceding the year during which such termination occurs (if not already paid), plus (z) an amount equal to Mr. Sullivan's target bonus for the year during which such termination occurs. Severance payments to Mr. Sullivan are subject to his execution of a release of claims. Mr. Sullivan has also agreed that, for a period of 12 months following cessation of employment with the Company, he will not solicit, advise or encourage any employee of the Company or its affiliates to terminate his or her employment and become employed by or associated in any manner with any other person, firm or corporation.
Change in Control and Retirement Vesting under Equity Awards
Pursuant to the Incentive Plan, any unvested RSUs or PSUs are forfeited upon an executive’s separation from service with the Company, except in the case of a separation from service by the Company without Cause or by the executive for Good Reason occurring during the 18-month period following a Change in Control (each, as defined in the Incentive Plan), in which case all unvested RSUs and PSUs will vest in full, with PSUs vesting at the greater of actual performance and target performance.
Upon a Full Career Retirement (defined in the Incentive Plan as a separation from service with the Company other than for Cause when a participant is age 55 with 10 years of service with the Company), (i) the PSUs will remain eligible to vest based on actual performance measured at the end of the performance period, with the number of performance shares delivered to the executive prorated to reflect the executive’s actual service during the three-year performance period and (ii) the RSUs will remain eligible to vest on a pro-rated basis to reflect the period of the executive's service during the vesting period. At the end of 2025, Messrs. Maher and Pelisek and Ms. Bohn were retirement eligible under the terms of the PSUs and RSUs awarded to them.

58 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth, as of December 31, 2025, certain information related to our compensation plans under which shares of the Company’s common stock may be issued.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (#)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in 1st Column) (#)

Equity compensation plans approved by stockholders:
Acushnet Holdings Corp. Amended and Restated 2015 Omnibus Incentive Plan	2,768,396.82	(1)		3,239,562.27
Equity compensation plans not approved by stockholders	—		N/A	—
Total	2,768,396.82			3,239,562.27
(1)Consists of 2,768,396.82 RSUs and PSUs (with PSUs reported at target).

2026 Proxy Statement	Acushnet Holdings Corp. 59

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Pay Ratio Disclosure

We strive to create a compensation program that is competitive in terms of both the position and the geographic location in which our associates are located. Accordingly, our pay structures vary among associates based on position and geographic location. For 2025, we determined that the median of the annual total compensation of all of our associates (approximately 55% of whom were employed in manufacturing roles across our global manufacturing footprint in 2025), other than our CEO, Mr. Maher, was $16,125. Mr. Maher's 2025 annual total compensation was $10,635,556, and the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all associates other than our CEO was approximately 660 to 1.
As the Company has no reasonable belief that there was a change in its associate population or associate compensation arrangements that would result in a significant change to its pay ratio disclosure, we used our previously identified median associate for purposes of our 2025 pay ratio calculation. This median associate was determined based on our associate population as of December 31, 2023, and 2023 year-end taxable wages, which was our consistently applied compensation measure. The annual total compensation of this associate for 2025 was then determined in accordance with the SEC rules in the same manner that Mr. Maher's compensation was determined for purposes of the Summary Compensation Table and compared to the total annual compensation for Mr. Maher as reported in the Summary Compensation Table above.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

60 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.” The Compensation Committee did not consider the Compensation Actually Paid ("CAP") measure below in making its compensation decisions for any of the years shown below.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1)(3) ($)	Avg. Summary Compensation Table Total for Non-PEO NEOs(2) ($)	Avg. Compensation Actually Paid to Non-PEO NEOs(2)(3) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income(5) ($)	Adjusted EBITDA(6) ($)
					Total Shareholder Return ($)	Peer Group(4) Total Shareholder Return ($)

2025	10,635,556	9,268,574	2,841,642	2,612,200	211.10	88.64	188,545	410,406
2024	9,741,876	11,904,788	3,021,796	3,394,172	185.64	96.47	214,298	404,448
2023	8,838,717	17,884,184	3,659,197	5,189,793	162.88	102.52	198,429	376,138
2022	6,251,475	3,428,881	1,867,745	1,166,106	107.86	86.44	199,278	338,408
2021	8,092,225	22,206,757	2,288,230	5,171,829	132.69	122.35	178,873	328,337
(1)    David Maher was the principal executive officer ("PEO") for all five years in the table.
(2)    The Non-PEO NEOs for whom the Summary Compensation Table total average compensation is presented are: for 2025 and 2024, Sean Sullivan, Mary Louise Bohn, Steven Pelisek and Christopher Lindner; for 2023, Sean Sullivan, Thomas Pacheco, Mary Louise Bohn, Steven Pelisek and Christopher Lindner; and for 2022 and 2021, Thomas Pacheco, Mary Louise Bohn, Steven Pelisek and Christopher Lindner.
(3)    Amounts deducted from the Summary Compensation Table (“SCT”) total to calculate CAP to the PEO and the Non-PEO NEOs, respectively, for the years 2025, 2024, 2023, 2022 and 2021 are set forth in the tables below. The dollar amount of CAP is determined under SEC rules and does not reflect the actual amount of compensation earned by or paid to our PEO, or our Non-PEO NEOs as a group, for the applicable year.
(4)    The selected peer group, the S&P 500 Consumer Durables & Apparel Index (the "PVP Peer Group"), is the same peer group used for performance comparisons under Item 201(e) of Regulation S-K in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(5)    Reflects the Company's net income (in thousands), as reported in our Annual Report on Form 10-K for the applicable fiscal year.
(6) Reflects the Company’s Adjusted EBITDA (in thousands). Adjusted EBITDA is our company-selected measure (“CSM”) because we believe it represents the most important financial performance measure used to link CAP to our NEOs to Company performance. Adjusted EBITDA represents net income (loss) attributable to Acushnet Holdings Corp., adjusted as described in "Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Performance Measures," Item 7 of Part II to our Annual Report on Form 10-K for the year ended December 31, 2025.

2026 Proxy Statement	Acushnet Holdings Corp. 61

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

PEO Compensation Actually Paid

	a	b	c	d	e
Year	Summary Compensation Table Total ($)	Summary Compensation Table Value of Equity Awards ($)	Summary Compensation Table Change in Pension Value ($)	Change in Value of Equity Awards ($)	Pension Service Cost ($)	PEO CAP (a-b-c+d+e) ($)

2025	10,635,556	-6,500,072	-1,404,125	6,186,980	350,235	9,268,574
2024	9,741,876	-5,750,032	-1,240,517	8,826,251	327,210	11,904,788
2023	8,838,717	-5,000,048	-965,037	14,694,656	315,896	17,884,184
2022	6,251,475	-4,000,052	—	748,854	428,603	3,428,881
2021	8,092,225	-3,500,068	-1,444,372	18,717,572	341,399	22,206,757
Non-PEO NEO Compensation Actually Paid

	a	b	c	d	e
Year	Summary Compensation Table Total ($)	Summary Compensation Table Value of Equity Awards ($)	Summary Compensation Table Change in Pension Value ($)	Change in Value of Equity Awards ($)	Pension Service Cost ($)	Non-PEO NEO CAP (a-b-c+d+e) ($)

2025	2,841,642	-1,437,560	-214,073	1,366,903	55,288	2,612,200
2024	3,021,796	-1,375,061	-508,886	2,201,477	54,846	3,394,172
2023	3,659,197	-2,186,108	-200,810	3,873,869	43,644	5,189,793
2022	1,867,745	-950,053	—	180,126	68,287	1,166,106
2021	2,288,230	-787,552	-320,089	3,914,662	76,578	5,171,829
PEO Compensation Actually Paid Adjustments

Year	2021 ($)	2022 ($)	2023 ($)	2024 ($)	2025 ($)

SCT Total Compensation	8,092,225	6,251,475	8,838,717	9,741,876	10,635,556
Less: Stock Award Values Reported in SCT for Covered Year	-3,500,068	-4,000,052	-5,000,048	-5,750,032	-6,500,072
Plus: Fair Value of Stock Granted in Covered Year	6,617,006	3,909,144	7,727,472	6,613,339	7,004,016
Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years	5,858,498	-2,888,558	4,970,862	1,826,915	-192,934
Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years that Vested in Covered Year	6,242,069	-271,731	1,996,322	385,997	-624,102
Less: Change in Value of Pension Benefits in Covered Year	-1,444,372	—	-965,037	-1,240,517	-1,404,125
Plus: Pension Service Cost for Covered Year	341,399	428,603	315,896	327,210	350,235
Compensation Actually Paid	22,206,757	3,428,881	17,884,184	11,904,788	9,268,574

62 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Non-PEO NEO Compensation Actually Paid Adjustments

Year	2021 ($)	2022 ($)	2023 ($)	2024 ($)	2025 ($)

SCT Total Compensation	2,288,230	1,867,745	3,659,197	3,021,796	2,841,642
Less: Stock Award Values Reported in SCT for Covered Year	-787,552	-950,053	-2,186,108	-1,375,061	-1,437,560
Plus: Fair Value of Stock Granted in Covered Year	1,484,634	921,700	2,662,937	1,586,063	1,544,712
Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years	1,330,225	-682,305	810,215	495,906	-53,933
Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years that Vested in Covered Year	1,099,802	-59,269	400,718	119,507	-123,877
Less: Change in Value of Pension Benefits in Covered Year	-320,089	—	-200,810	-508,886	-214,073
Plus: Pension Service Cost for Covered Year	76,578	68,287	43,644	54,846	55,288
Compensation Actually Paid	5,171,829	1,166,106	5,189,793	3,394,172	2,612,200
Pay vs. Performance: Financial Metrics Linked to Compensation Actually Paid
As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis” above, the Company’s executive compensation program is grounded in a pay-for-performance philosophy. The metrics that the Company uses for both our short- and long-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. In addition to Adjusted EBITDA, which is the Company's CSM, the most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

Financial Metric	Rationale

Adjusted EBITDA	Measures the Company's profitability
Operating Income	Measures how profitably management operated the Company over a longer time period and is distinct from the profitability metric used in cash incentive plan
ROIC	Measures the efficiency of the Company's deployment of capital

2026 Proxy Statement	Acushnet Holdings Corp. 63

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Relationship Between Pay and Performance
Compensation Actually Paid vs. Total Shareholder Return
The graph below compares the CAP to our PEO and the average CAP to our Non-PEO NEOs with our cumulative total shareholder return ("TSR") and the PVP Peer Group's TSR over the five most recently completed fiscal years.
Compensation Actually Paid vs. Net Income and Adjusted EBITDA
The graph below compares the CAP to our PEO and the average CAP to our Non-PEO NEOs with our net income and Adjusted EBITDA over the five most recently completed fiscal years.

64 Acushnet Holdings Corp.	2026 Proxy Statement

ACUSHNET HOLDINGS CORP.

Proposal Three

Ratification of Independent Registered Public Accounting Firm

FEES PAID	66
BOARD RECOMMENDATION	67

Titleist

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Proposal Three Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected PricewaterhouseCoopers LLP ("PwC") as our independent registered public accountant and to audit our consolidated financial statements for the fiscal year ending December 31, 2026. The Board of Directors has determined that it would be desirable to request that the stockholders ratify such appointment. PwC was our independent registered public accounting firm for our 2025 audit.
The Audit Committee's policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm, including the fees for those services, subject to the de minimis exception for non-audit services provided by SEC rules. Additionally, the Audit Committee may delegate to one or more of its members the authority to review and pre-approve any such services in between the Audit Committee's regular meetings. Any such pre-approval will be subsequently considered and ratified by the Audit Committee at the next regularly scheduled meeting. All of the audit and permissible non-audit services provided by PwC in fiscal year 2025 and related fees were approved in accordance with the Audit Committee’s policy.
Before selecting PwC, the Audit Committee considered the firm's qualifications as independent registered public accountants and concluded that, based on its prior performance and its reputation for integrity and competence, it was qualified. The Audit Committee also considered whether any non-audit services performed for us by PwC would impair PwC's independence and concluded that they did not. If the stockholders do not ratify the selection of PwC, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
A representative of PwC is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.
FEES PAID TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The aggregate fees for professional services rendered by our principal accountants, PwC, for the years ended December 31, 2025 and 2024 were as follows

	2025 ($)	2024 ($)

Audit Fees(1)	5,786,244	5,562,744
Audit-Related Fees(2)	825,673	754,631
Tax Fees(3)	601,412	604,014
All Other Fees(4)	19,859	6,411
Total	7,233,188	6,927,800
(1)"Audit Fees" consist of professional services rendered in connection with the audit of our annual financial statements, including audited financial statements presented in our Annual Report on Form 10-K, review of our quarterly financial statements presented in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. Audit fees also include $855,157 and $830,249, respectively, of expenses reimbursable by Misto for professional services rendered in connection with the audit of our 2025 and 2024 annual financial statements prepared on an International Financial Reporting Standards ("IFRS") basis and provided to Misto. Misto reimbursed us for the 2024 fees related to these services in April 2025 and has agreed to reimburse us for fees related to the preparation of the 2025 annual financial statements.

66 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

(2)"Audit-Related Fees" generally consist of assurance and related services, including audits of financial statements of employee benefit plans, that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not included under “Audit Fees” above. For 2024 and 2025, audit-related fees includes fees to PwC in connection with the pre-implementation phase of the Company's new enterprise resource platform.
(3)    "Tax Fees" include the aggregate fees billed in each such year for professional services rendered by the independent auditors for tax compliance and the preparation of tax returns and refund requests.
(4)    "All Other Fees" include the aggregate fees billed in each such fiscal year for products and services by the independent auditors that are not reported under "Audit Fees," "Audit-Related Fees" or "Tax Fees."
BOARD RECOMMENDATION

Board Recommendation Our Board of Directors recommends that you vote "FOR" the ratification of the appointment of PwC as our independent registered public accounting firm for fiscal year 2026.

2026 Proxy Statement	Acushnet Holdings Corp. 67

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Report of the Audit Committee

The Audit Committee operates pursuant to a charter, which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included under the heading "Information About Our Board of Directors and Corporate Governance – Committees of Our Board of Directors – Audit Committee" in this proxy statement. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, the application of accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company's internal controls over financial reporting.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by applicable standards adopted by the Public Company Accounting Oversight Board (the "PCAOB") and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC.

Submitted by the Audit Committee of the Company's Board of Directors:

Gregory Hewett, Chair
Steven Tishman
Leanne Cunningham

68 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Principal Stockholders

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our common stock, as of April 10, 2026, by:
•each person, or group of persons, known by us to own beneficially more than 5% of our outstanding shares of common stock;
•each of the named executive officers for 2025;
•each of our directors; and
•all of our executive officers and directors as a group.
Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, fractional shares have been rounded to the nearest whole share and shares of common stock subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 10, 2026 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, we believe, based on information furnished to us, that each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.
For further information regarding material transactions between us and the principal stockholders, see "Certain Relationships and Related Party Transactions."
Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o Acushnet Holdings Corp., 333 Bridge Street, Fairhaven, Massachusetts 02719.

2026 Proxy Statement	Acushnet Holdings Corp. 69

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Name of beneficial owner	Number (#)	Percentage (%)

Stockholders:
Magnus(1)	29,523,653	50.4
Kayne Anderson Rudnick Investment Management LLC(2)	6,092,055	10.4
BlackRock, Inc.(3)	4,120,530	7.1
Named Executive Officers and Directors:
David Maher(4)	862,881	1.5
Sean Sullivan(4)	91,527	*
Mary Louise Bohn(4)	202,924	*
Steven Pelisek(4)	73,028	*
Christopher Lindner(4)	81,856	*
Yoon Soo (Gene) Yoon(1)(4)(5)	29,568,960	50.5
Leanne Cunningham(4)	7,142	*
Gregory Hewett(4)	37,109	*
Ho Yeon (Aaron) Lee(1)(4)(5)	29,533,113	50.4
Jan Singer(4)	11,733	*
Steven Tishman(4)	40,315	*
Keun Chang (Kevin) Yoon(1)(4)(5)	29,544,454	50.5
All current executive officers and directors as a group (17 persons)(4)	31,210,843	53.3
* Less than one percent.
(1)Represents shares of our common stock owned by Magnus, a wholly owned subsidiary of Misto. The shares of our common stock owned by Magnus are Magnus' only assets. Yoon Soo (Gene) Yoon, Honorary Chairman of Misto, Keun Chang (Kevin) Yoon, President and CEO of Misto, and Ho Yeon (Aaron) Lee, CFO of Misto, may be deemed to be the beneficial owners and have voting and dispositive power with respect to the shares of our common stock held by Misto. The address of Misto, Yoon Soo (Gene) Yoon, Keun Chang (Kevin) Yoon and Ho Yeon (Aaron) Lee is 35, Bomun-ro, Seongbuk-gu, Seoul, Korea 9F, 10F, 02873.
(2)Based on a Schedule 13G filed on February 13, 2025, Kayne Anderson Rudnick Investment Management, LLC has sole voting power over 3,962,301 shares, shared voting power over 1,111,401 shares, sole dispositive power over 4,980,654 shares and shared dispositive power over 1,111,401 shares. The principal business address of Kayne Anderson Rudnick Investment Management LLC is 2000 Avenue of the Stars, Suite 1110, Los Angeles, CA 90067.
(3)Based on a Schedule 13G filed on April 24, 2025, BlackRock, Inc. has sole voting power over 4,084,974 and sole dispositive power over 4,120,530 shares. The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(4)Does not reflect any shares that may be issued upon settlement of outstanding RSUs or PSUs, other than those, if any, that will vest within 60 days of April 10, 2026.
(5)Includes 29,523,653 shares of our common stock owned by Magnus, which Yoon Soo (Gene) Yoon, Keun Chang (Kevin) Yoon and Ho Yeon (Aaron) Lee may be deemed to beneficially own, as described in footnote 1 above.

70 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Certain Relationships and Related Party Transactions

Related Persons Transaction Policy
The Board has adopted a written policy on transactions with related persons. Our Related Persons Transaction Policy requires that a "related person" (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our Chief Legal Officer any "related person transaction" (defined as any transaction that we anticipate would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. Our Chief Legal Officer will then promptly communicate that information to the Board. The policy requires any related person transaction to be approved or ratified by the Board or a duly authorized committee thereof. The policy also requires directors interested in a related person transaction to recuse themselves from any vote on a related person transaction in which they have an interest.
Registration Rights Agreement
In connection with our initial public offering, we entered into a registration rights agreement that provides Magnus "demand" registrations and customary "piggyback" registration rights. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities that may arise under the Securities Act of 1933, as amended, or to contribute to payments the registration rights holders may be required to make in respect of those liabilities.
Share Repurchase Agreements
In connection with our share repurchase program, we have entered into share repurchase agreements with Magnus pursuant to which we have purchased shares of our common stock from Magnus on a share-for-share basis as we repurchased shares of our common stock on the open market. Pursuant to these share repurchase agreements, during the fiscal year ended December 31, 2025, we engaged in the following transactions with Magnus:
•Pursuant to and in satisfaction of our obligations under a share repurchase agreement between us and Magnus, dated as of June 14, 2024, over the period of time from July 1, 2024 through December 31, 2024, we purchased 935,907 shares of our common stock on the open market for aggregate consideration of $62.5 million, and on April 10, 2025, we purchased 935,907 shares of our common stock from Magnus for aggregate consideration of $62.5 million.
•Pursuant to and in satisfaction of our obligations under a share repurchase agreement between us and Magnus, dated as of December 17, 2024, over the period of time from January 2, 2025 through June 30, 2025, we repurchased 953,406 shares of our common stock on the open market for aggregate consideration of $62.5 million, and on July 10, 2025, we purchased 953,406 shares of our common stock from Magnus for aggregate consideration of $62.5 million.
Service Agreement
On March 19, 2025, we entered into a Service Agreement with Misto, pursuant to which we have agreed to provide Misto with certain services in connection with the preparation of our annual financial statements on an IFRS basis and certain tax compliance information, in each case, as required by the laws and regulations of the Republic of Korea (the "Service Agreement"). In 2025, Misto compensated us in the amount of $277,447 for services rendered pursuant to the Service Agreement during the fiscal year ended December 31, 2025. We currently estimate that Misto will compensate us in the amount of approximately $280,000 for services rendered pursuant to the Service Agreement during the fiscal year ending December 31, 2026.

2026 Proxy Statement	Acushnet Holdings Corp. 71

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Lease Agreement
Acushnet Korea Co., Ltd., a wholly owned subsidiary of the Company ("Acushnet Korea"), is currently negotiating a potential lease agreement with Misto Korea Co., Ltd., a wholly owned subsidiary of Misto ("Misto Korea"), for the lease to Acushnet Korea of approximately 55,000 square feet of commercial office space in Seoul, Korea owned by Misto Korea. The proposed lease term is five years, with estimated annual rental payments and maintenance fees of approximately $1.7 million. Negotiation of the potential lease is being overseen by the Audit Committee, which is composed entirely of disinterested directors who are not affiliated with Misto. No agreement has been executed as of the date of this proxy statement.
Other
In 2025, Misto reimbursed us $855,157 of expenses related to professional services rendered by PwC in connection with the 2024 audit of our annual financial statements that we prepared on an IFRS basis and provided to Misto.

72 Acushnet Holdings Corp.	2026 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY	GENERAL INFO	PROPOSAL ONE	PROPOSAL TWO	EXECUTIVE COMPENSATION	PROPOSAL THREE

Other Matters

Communications with Our Board of Directors
Stockholders and interested parties wishing to communicate with the chairperson of any of the Audit, Compensation or Nominating and Corporate Governance Committees, or with the non-management or independent directors as a group, may do so by addressing such communications or concerns to our Corporate Secretary at 333 Bridge Street, Fairhaven, Massachusetts 02719, who will forward such communications to the appropriate party.
Availability of Annual Report
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our proxy statement, each as filed with the SEC, is available, without charge, by mailing a request to the following address:
Acushnet Holdings Corp.
Attention: Investor Relations
333 Bridge Street
Fairhaven, MA 02719
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our proxy statement are also available under "SEC Filings" in the "Investors" section on our website at www.acushnetholdingscorp.com.
Stockholder Proposals for the 2027 Annual Meeting
To be considered for inclusion in next year's proxy materials pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals must be submitted in writing by December 18, 2026 to our Corporate Secretary at 333 Bridge Street, Fairhaven, Massachusetts 02719, and must comply with all applicable requirements of Rule 14a-8.
Our Bylaws provide that nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Company's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any authorized committee thereof or (c) by any stockholder of the Company present in person who is entitled to vote at the meeting, who has complied with the notice procedures set forth in our Bylaws and who was a stockholder of record at the time such notice is delivered to our Corporate Secretary. To be timely for our 2027 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices not earlier than one hundred twenty (120) days (February 8, 2027) nor later than ninety (90) days (March 10, 2027) prior to the first anniversary of the preceding year's annual meeting of stockholders (June 8, 2026).
Stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to our Corporate Secretary that sets forth the information required by Rule 14a-19 of the Exchange Act in accordance with and within the time period prescribed in the advance notice provisions of our Bylaws.
Other Business
The Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting and described in this proxy statement. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the best judgment of the persons voting such proxies.

*            *            *

2026 Proxy Statement	Acushnet Holdings Corp. 73

ACUSHNET HOLDINGS CORP.
ATTN: INVESTOR RELATIONS
333 BRIDGE ST.
FAIRHAVEN, MA 02719

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 7, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GOLF2026**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 7, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by June 7, 2026.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V87681-P46349

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACUSHNET HOLDINGS CORP.

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of the following nominees for director

Nominees:

01) David Maher
02) Yoon Soo (Gene) Yoon
03) Leanne Cunningham
04) Gregory Hewett
05) Ho Yeon (Aaron) Lee
06) Jan Singer
07) Steven Tishman
08) Keun Chang (Kevin) Yoon

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V87682-P46349

Acushnet Holdings Corp.
Annual Meeting of Stockholders
June 8, 2026 9:00 AM ET
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Sean S. Sullivan and Tessa N. Judge, or either of them, as proxies, with the full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Acushnet Holdings Corp., to be held on June 8, 2026 at 9:00 AM Eastern Time, at www.virtualshareholdermeeting.com/GOLF2026 or at any adjournment or postponement thereof, upon any and all matters which may properly be brought before the meeting or adjournments or postponements thereof, hereby revoking all former proxies.

The shares represented by this proxy will be voted as specified, but if no specification is made, the shares will be voted "FOR" each director nominee listed herein and "FOR" Proposals 2 and 3.

Continued and to be signed on reverse side